Exhibit 14 to Schedule 13-D

                         SECURITIES PURCHASE AGREEMENT
                                     BETWEEN
                            KRAUSE'S FURNITURE, INC.
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION
                           Dated as of August 26, 1996

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                              TABLE OF CONTENTS

                                                                         PAGE

1.       Purchase and Sale of the Securities...............................1

1.1.              Authorization to Sell the
                  Securities...............................................1
1.2.              Closing..................................................1
1.3.              Deliveries at Closing....................................2
1.4.              Cancellation of Certain Indebtedness.....................3
1.5.              Definitions..............................................3

2.       Representations and Warranties of the Company.....................3

2.1.              Organization and Qualification...........................3
2.2.              Due Authorization........................................4
2.3.              Subsidiaries.............................................4
2.4.              Sec Reports..............................................4
2.5.              Financial Statements.....................................5
2.6.              Actions Pending; Compliance with Laws....................5
2.7.              Title to Properties; Insurance...........................6
2.8.              Governmental Consents, etc...............................6
2.9.              Holding Company Act and Investment Company Act...........6
2.10.             Taxes....................................................6
2.11.             Conflicting Agreements and Charter Provisions............7
2.12.             Capitalization...........................................7
2.13.             Issuance, Sale and Delivery of the Notes and the
                  Warrant..................................................8
2.14.             Issuance, Sale and Delivery of the Common Stock..........8
2.15.             Registration Under Exchange Act..........................8
2.16.             ERISA....................................................9
2.17.             Possession of Franchises, Licenses, etc..................9
2.18.             Environmental and Other Regulations.....................10
2.19.             Patents and Trademarks..................................10
2.20.             Material Contracts and Obligations......................10
2.21              Books and Records.......................................11
2.22.             Transactions with Related Parties.......................11
2.23.             Brokers.................................................11
2.24.             Accuracy of Information.................................11
2.25.             Offering of Securities..................................12
2.26.             Use of Proceeds.........................................12
2.27.             Unlawful Use of Proceeds................................12

3.       Representations and Warranties of the Purchaser..................13

3.1.              Organization and Qualification..........................13
3.2.              Due Authorization.......................................13
3.3.              Conflicting Agreements and Other Matters................13
3.4.              Acquisition for Investment..............................14
3.5.              Brokers or Finders......................................14
3.6.              Accredited Investor.....................................14

4.       Registration, Exchange and Transfer of Notes.....................14

4.1.              Authorized Denominations of Notes.......................14
4.2.              The Note Register; Persons Deemed Owners................14
4.3.              Issuance of New Notes Upon Exchange or Transfer.........15
4.4.              Lost, Stolen, Damaged and Destroyed Notes...............15

5.       Payment of Notes.................................................15

5.1.              Home Office Payment.....................................15
5.2.              Limitation on Interest..................................16
5.3.              Interest................................................16
5.4.              Business Day............................................16

6.       Covenants of the Company.........................................16
6.1.              Payment of the Notes....................................16
6.2.              Financial Covenants.....................................17
6.3.              Limitation on Senior Equity Securities..................18
6.4.              Merger; Purchase and Sale of Assets.....................18
6.5.              Compliance with Laws....................................19
6.6.              Limitation on Agreements................................19
6.7.              Preservation of Franchises and Existence................19
6.8.              Insurance...............................................19
6.9.              Payment of Taxes and Other Charges......................20
6.10.             Effect of Certain Breaches..............................20
6.11.             ERISA...................................................21
6.12.             Financial Statements and Other Reports..................21
6.13.             Inspection of Property..................................22
6.14.             Rights of First Offer...................................23
6.15.             Lost, Stolen, Damaged and Destroyed Stock Certifi-
                  cates...................................................24
6.16.             Related Party Transactions..............................24
6.17              Operations in Accordance with Business Plan.............24
6.18              Best Efforts to Cause the Conversion of Preferred
                  Stock...................................................24
6.19.             Notice of Breach........................................24

7.       Restrictions on Transfer.........................................25

8.       Events of Default and Remedies...................................25

8.1.              Events of Default.......................................25
8.2.              Acceleration of Maturity................................27
8.3.              Other Remedies..........................................27
8.4.              Conduct no Waiver; Collection Expenses..................28
8.5.              Annulment of Acceleration...............................28
8.6.              Remedies Cumulative.....................................28
8.7.              Limitations.............................................29

9.                Redemption..............................................29

9.1.              Optional Redemption.....................................29
9.2.              Mandatory Redemption....................................29
9.3.              Procedures for Partial Redemption.......................29
9.4.              Change in Control.......................................29
9.5.              Redemption Procedures...................................30

10.      Subordination of Notes...........................................30

10.1.             Subordination of Notes to Senior Indebtedness...........30
10.2.             Proofs of Claim of Holders of Senior Indebtedness;
                  Voting..................................................33
10.3.             Rights of Holders of Senior Indebtedness
                  Unimpaired..............................................33
10.4.             Effects of Event of Default.............................33
10.5.             Company's Obligations Unimpaired........................34
10.6.             Subrogation.............................................34

11.               Interpretation..........................................34

11.1              Definitions.............................................34
11.2.             Accounting Principles...................................40

12.               Miscellaneous...........................................40

12.1.             Payments................................................40
12.2.             Severability............................................40
12.3.             Specific Enforcement....................................40
12.4.             Entire Agreement........................................41
12.5.             Counterparts............................................41
12.6.             Notices and Other Communications........................41
12.7.             Amendments..............................................42
12.8.             Cooperation.............................................42
12.9.             Successors and Assigns..................................42
12.10.            Expenses and Remedies...................................43
12.11.            Survival of Representations and Warranties..............44
12.12.            Transfer of Securities..................................44
12.13.            Governing Law; Consent to Jurisdiction..................45
12.14.            Term....................................................46
12.15.            Publicity...............................................46
12.16.            Signatures..............................................46

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     THIS SECURITIES PURCHASE AGREEMENT, dated as of August 26, 1996 (this
"Agreement"), between KRAUSE'S FURNITURE, INC., a Delaware corporation (including its predecessors, the "Company") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Purchaser").

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, (i) 5,000,000 shares of the Company's Common Stock par value $.001 per share (the "Common Stock"), at an aggregate purchase price of $5,000,000, (ii) the Company's 10% Subordinated Pay-In-Kind Notes due August 31, 2001 (including all securities issued in exchange or replacement therefor or in respect of payments of interest thereon, herein referred to as the "Notes", substantially in the form set forth on Exhibit A hereto), in the initial aggregate principal amount of $5,000,000, and (iii) in connection with the sale of the Notes, a warrant (the "Warrant" and, together with any warrants issued upon any division thereof, the "Warrants") to purchase 1,400,000 shares of Common Stock, having the terms and conditions set forth in the form of the Warrant attached hereto as Exhibit B. The Common Stock, the Notes and the Warrants are collectively referred to as the "Securities".

     WHEREAS, in connection with the purchase and sale of the Securities, the Purchaser, the Company and the stockholders listed on the signature pages thereof, will enter into a Stockholders Agreement in substantially the form attached hereto as Exhibit C (the "Stockholders Agreement").

     WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF THE SECURITIES.

     1.1. Authorization to Sell the Securities. Subject to the terms and conditions of this Agreement, the Company has duly authorized the issuance and sale of the Securities.

     1.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York, at 9:00 a.m. on the date of this Agreement or on such other date as shall be mutually agreed by the Company and the Purchaser (the "Closing Date").

     1.3. Deliveries at Closing. At the Closing:

      (i) Stroock & Stroock & Lavan
and Olimpia, Whelan & Lively, counsel to the Company, shall have delivered to the Purchaser opinions dated the Closing Date with respect to the matters set forth in Exhibit D hereto;

      (ii) the Company shall have executed a registration rights agreement in the form of Exhibit E hereto (the "Registration Rights Agreement");

      (iii) the Company shall have delivered to the Purchaser the Warrant in the form of Exhibit B;

      (iv) the Company shall have delivered to the Purchaser stock certificates registered in the name of the Purchaser representing 5,000,000 shares of Common Stock;

      (v) the Company shall have delivered to the Purchaser Notes in such denominations as the Purchaser has requested, dated the Closing Date and registered in the name of the Purchaser, in an initial aggregate principal amount of $5,000,000;

      (vi) the Purchaser shall have paid to
the Company $10,000,000 by wire transfer of immediately available funds of which $5,000,000 shall represent the purchase price for the Common Stock and $5,000,000 shall represent the purchase price for the Notes and the Warrant;

     (vii) the Company shall have delivered evidence of cancellation of certain indebtedness of the Company as described in Section 1.4 below;

     (viii) the Company shall have delivered evidence of the conversion to Common Stock of all shares of the Company's Preferred Stock, par value $.001 per share (the "Preferred Stock"), which are designated as Series A Preferred Stock ("Series A Preferred Stock") outstanding immediately before Closing (and all accrued but unpaid dividends thereon) such that as of the Closing Date no Preferred Stock will remain outstanding;

      (ix) concurrently with the Closing hereunder, Hawley
Group (as set forth on Schedule 1.3A attached hereto) shall have purchased from the Company 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000, and the Other Investors (as set forth on Schedule 1.3B attached hereto) shall have purchased from the Company 3,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000; and

      (x) the employment agreement
between the Company and Philip M. Hawley, a copy which is attached as Exhibit F hereto shall have been executed and delivered by the parties thereto and shall be in full force and effect.

      The Closing of the purchase and sale of the Securities shall be deemed to have taken place in the State of New York.

     1.4. Cancellation of Certain Indebtedness. On or before the Closing Date, the Company shall enter into Cancellation and Exchange Agreements with (a) Edson Investments Inc. ("Edson"), the holder of (i) a Demand Promissory Note issued by the Company in the aggregate principal amount of $1,500,000, dated May 21, 1996 and (ii) a Demand Promissory Note issued by the Company in the aggregate principal amount of $500,000, dated July 2, 1996, and (b) each holder (together with Edson, each a "Note Holder") of Series 1996-I or Series 1996-II Convertible Promissory Notes, which are currently outstanding in the aggregate principal amount of $950,000, whereby such aforementioned indebtedness of the Company, including any accrued and unpaid interest thereon, shall be cancelled in exchange for shares of Common Stock. Each Note Holder shall receive the number of shares of Common Stock equal to (x) the sum of (i) the aggregate principal amount of indebtedness of the Company held by such Note Holder and (ii) any accrued and unpaid interest thereon divided by (y) the Common Stock purchase price of $1.00 per share.

     1.5. Definitions. Certain capitalized terms used in this Agreement are defined in Section 11 hereof.

     2. Representations and Warranties of the Company. The Company represents and warrants as follows:

     2.1. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would be material to the Company or such Subsidiary, as the case may be.

     2.2. Due Authorization. The execution and delivery of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant and the issuance and sale of the Securities by the Company and compliance by the Company with all the provisions of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant (i) are within the corporate power and authority of the Company; (ii) do not or will not require any approval or consent of the stockholders of the Company, other than approvals and consents which have been duly obtained; and
(iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Notes and the Warrant have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation and By-laws as in effect on the date of this Agreement.

     2.3. Subsidiaries. The Subsidiaries of the Company, all of which are wholly owned by the Company, together with their jurisdiction of incorporation, are as set forth on Schedule 2.3 hereto.

     2.4. SEC Reports. The Company and its predecessor have filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993; and the Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and all proxy statements and reports under the Exchange Act filed by the Company after such date, each as filed with the Securities and Exchange Commission (the "Commission") (collectively, the "SEC Reports"). Each SEC Report was in compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the date hereof there is no fact not disclosed in the SEC Reports which is material to the Company.

     2.5. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, which in the aggregate will not be material in amount or effect), and the Company and its Subsidiaries have no material liabilities, contingent or otherwise, not reflected in the Company's balance sheet as of January 28, 1996, included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to the Purchaser in writing prior to the date of this Agreement, other than any such liabilities incurred in the ordinary course of business since January 28, 1996. Since January 28, 1996, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and no event has occurred which has or is reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations, assets, liabilities or prospects of the Company or any of its Subsidiaries (a "Material Adverse Effect"), other than changes disclosed or referred to in the SEC Reports or otherwise disclosed to the Purchaser in writing prior to the date of this Agreement.

     2.6. Actions Pending; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement, the Stockholders Agreement, the Registration Rights Agreement or the Securities or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports or as otherwise disclosed to the Purchaser in writing, which is reasonably likely to be material to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

     2.7. Title to Properties; Insurance. The Company and each of its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the financial statements of the Company (or the notes thereto) for the year ended January 28, 1996, included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or which do not in the aggregate materially detract from the value to the Company and its Subsidiaries of their respective properties and assets. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business. All insurance policies of the Company and its Subsidiaries are disclosed on Schedule 2.7.

     2.8. Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Stockholders Agreement, and the Registration Rights Agreement, the Notes and the Warrant and the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement and any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder.

     2.9. Holding Company Act and Investment Company Act. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     2.10. Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1993, for the Company and its Subsidiaries and May 2, 1992 for Krause's Sofa Factory and its Subsidiaries. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate, for all federal income tax liabilities and state income tax liabilities applicable to the Company or any of its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

     2.11. Conflicting Agreements and Charter Provisions. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or bylaw provision or judgment or decree which has or is reasonably likely to have a Material Adverse Effect. None of (i) the execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Notes and the Warrant and the issuance of the Securities and (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Securities will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any Subsidiary or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary or any of their respective properties is subject. Neither the Company nor any of its Subsidiaries (i) is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, or (ii) is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound which default, in the case of this clause (ii), individually or in the aggregate with all other such defaults, would be material to the Company or any of its Subsidiaries.

     2.12. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (a) 35,000,000 shares of Common Stock, of which 4,120,810 shares are validly issued and outstanding, fully paid and nonassessable; (b) warrants to purchase 185,701 shares of Common Stock which are validly issued and outstanding, fully paid and nonassessable; (c) options to purchase 191,614 shares of Common Stock which are validly issued and outstanding, fully paid and nonassessable; and (d) 666,667 shares of Preferred Stock, of which 117,694 shares of Series A Preferred Stock are validly issued and outstanding, fully paid and nonassessable, and no other shares of Preferred Stock are outstanding, as of the closing, 78,749 shares of such Series A Preferred Stock shall be converted into shares of Common Stock. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive rights. Except for the options and warrants listed above and letter agreements providing for the grant to employees of options to purchase 15,000 shares of Common Stock, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since January 1, 1996, except for an increase in the number of authorized shares of Common Stock from 8,333,333 shares to 35,000,000 shares, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock.

     2.13. Issuance, Sale and Delivery of the Notes and the Warrant. When issued and delivered by the Company, and paid for by the Purchaser, the Notes and the Warrant will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.14. Issuance, Sale and Delivery of the Common Stock. The shares of Common Stock being issued to the Purchaser at the Closing are duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and nonassessable. The shares of Common Stock which will be issued upon exercise of the Warrant have been authorized and reserved for issuance, and when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

     2.15. Registration Under Exchange Act. The Company has not registered the Notes or the Warrant as a class pursuant to Section 12 of the Exchange Act. Neither the Notes nor the Warrant will be registered as such class and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

     2.16. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (as defined in Section 11) (other than a Multiemployer Plan (as defined below)). No liability to the PBGC has been, or is reasonably likely to be, incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, any of its Subsidiaries or any ERISA Affiliate (as defined below) which is or would be materially adverse to the Company, its Subsidiaries and any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company, its Subsidiaries and its ERISA Affiliates and if the Company, its Subsidiaries and ERISA Affiliates, were to completely withdraw as of the date hereof from each Multiemployer Plan in which they participate, the Company, its Subsidiaries and its ERISA Affiliates would not incur any material withdrawal liability under Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health benefits to any employee or former employee. No fiduciary of any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any of its subsidiaries, for the benefit of their respective employees (each an "Employee Plan") has engaged or caused any Employee Plan to engage in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which is reasonably likely to subject the Company or any Subsidiary or any entity the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code in all material respects. An "ERISA Affiliate" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in
Section 414(b) or (c) of the Code, and the term "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     2.17. Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect to the Company or any of its Subsidiaries for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

     2.18. Environmental and Other Regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment and human health, and are in compliance in all material respects with all other applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to equal employment opportunity and employment safety. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

     2.19. Patents and Trademarks. Set forth on Schedule 2.19 is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently used by the Company or any Subsidiary or necessary for the conduct of the business of the Company and its Subsidiaries as conducted and as proposed to be conducted (the "Intellectual Property Rights"). The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 2.19, all of the Intellectual Property Rights. To the best of the Company's knowledge, the business conducted or proposed to be conducted by the Company and its Subsidiaries does not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. Except as set forth on
Schedule 2.19, to the Company's knowledge, no other Person has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by the Company or any Subsidiary in its business.

     2.20. Material Contracts and Obligations. Schedule 2.20 sets forth a list of the following agreements or commitments of any nature to which the Company or any Subsidiary is a party or by which it is bound: (a) any agreement relating to the Intellectual Property Rights, (b) all employment and consulting agreements, and all employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) all manufacturing, distributor and sales representative agreements and all agreements with suppliers or vendors, (d) all agreements or commitments which restrict the ability of the Company or any Subsidiary or Affiliate to engage in any business or line of business in any location, (e) all agreements or commitments relating to Indebtedness or Guarantees of the Company or any Subsidiary and (f) any other agreement or commitment which requires future payments by or to the Company or any Subsidiary in excess of $50,000 or which is otherwise material to the Company or any of its Subsidiaries. The Company has delivered or made available to the Purchaser copies of all of the foregoing agreements and commitments. All of such agreements and commitments are valid, binding and in full force and effect, except that, with respect to parties to such agreements and commitments other than the Company and its Subsidiaries, this representation is made only to the best knowledge of the Company.

     2.21. Books and Records. All the books, records and accounts of the Company and its Subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchaser true and complete texts of all of the minutes relating to meetings of the stockholders, board of directors and committees of the board of directors of the Company and each Subsidiary for the past five years.

     2.22. Transactions with Related Parties. Schedule 2.22 sets forth a true and complete list of the amounts and other essential terms of any contract, arrangement or transaction currently in effect or effected during the past five years between the Company or any Subsidiary and any Related Party, other than
(i) arrangements for the payment of salary, including bonuses, for services rendered to the Company, which arrangements have previously been disclosed to the Purchaser, (ii) other arrangements with any such person which in the aggregate do not involve more than $10,000 or (iii) as previously disclosed in the SEC Reports.

     2.23. Brokers. Neither the Company nor any Subsidiary has engaged any finder, broker or investment adviser, and has no obligation to pay any fees, in connection with the transactions contemplated hereby.

     2.24. Accuracy of Information. None of the representations and warranties of the Company contained herein or the information, documents or other materials (other than projections) which have been furnished in writing by the Company or any of its representatives to the Purchaser in connection with the transactions contemplated by this Agreement contains any material misstatement of fact, or omits any material fact required to be stated herein or therein or necessary to make the statements herein and therein not misleading. All projections furnished in writing by the Company (i) have been prepared by management of the Company after a careful analysis of all material data, (ii) are based on reasonable assumptions by management of the Company and (iii) represent the best estimate by management of the Company, based upon current reasonable assumptions, as to the financial performance of the Company and its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company and its Subsidiaries.

     2.25. Offering of Securities. Neither the Company nor any Person acting on its behalf has offered any of the Securities or any similar securities of the Company for sale to, solicited any offers to buy any of the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of any of the Securities to the registration requirements of Section 5 of the Securities Act.

     2.26. Use of Proceeds. The proceeds of the sale of the Securities will be used by the Company for the purpose of debt reduction and for general corporate purposes.

     2.27. Unlawful Use of Proceeds.

     (a) The Company will not use any proceeds from the sale of the Notes to purchase or carry any "Security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207), or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

     (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of any regulation of the United States Treasury Department, including, without limitation, the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.

 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants as follows:

     3.1. Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

     3.2. Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3. Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject.

     3.4. Acquisition for Investment. The Purchaser is acquiring the Securities being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

     3.5. Brokers or Finders. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 12.10.

     3.6. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

     4. Registration, Exchange and Transfer of Notes.

     4.1. Authorized Denominations of Notes. The Notes are issuable only as fully registered Notes in denominations of at least $100,000 and any integral multiple thereof; provided, that Additional Notes (as defined below) may be issued in fractional denominations as provided herein.

     4.2. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 12.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

     4.3. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 12.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     4.4. Lost, Stolen, Damaged and Destroyed Notes. At the request of any Purchaser, the Company will issue, at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denominations and of the same unpaid principal amounts and otherwise of the same tenor as the Note or Notes so lost, stolen, damaged or destroyed.

 5. PAYMENT OF NOTES.

     5.1. Home Office Payment. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes including all sums which become due on the Notes at the maturity thereof) at the address specified by the Purchaser for such purpose in Schedule 5.1 hereto, or at the address specified by such transferee, by wire transfer of immediately available funds, or at such other address or by such other method as a Purchaser or transferee shall have designated by notice to the Company, without presentment for notation of payment and without surrender. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

     5.2. Limitation on Interest. No provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

     5.3. Interest.

     (a) Interest on the unpaid principal balance of each Note shall be payable at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months) of 10.00%, due and payable (i) quarterly, on each November 30, February 28, May 31 and August 31 (each, a "Payment Date") after the date of the Notes commencing with November 30, 1996 and (ii) on the date of any prepayment, on the amount prepaid, until the Notes have been paid in full.

     (b) Accrued interest on each Note is required to be paid in cash (in accordance with Section 5.1 herein) on each Payment Date after August 31, 1998. On each Payment Date prior to and including August 31, 1998, in lieu of payment of interest in cash, the Company shall pay all interest in additional notes (the "Additional Notes"), which shall be dated the applicable Payment Date, shall bear interest from and after such date, shall mature on August 31, 2001 and shall be governed by, and subject to the terms, provisions and conditions of, this Agreement, except that interest shall accrue on each Additional Note from the date of such Additional Note.

     5.4. Business Day. Any payments in respect of any Note which are required under this Agreement to be made on a day which is not a Business Day shall be made on the next succeeding Business Day.

     6. COVENANTS OF THE COMPANY. From the date hereof and as long as any of the Notes remain outstanding:

     6.1. Payment of the Notes. The Company shall pay the principal of and interest on the Notes (including Additional Notes) on the dates and in the manner provided in this Agreement and the Notes.

     6.2. Financial Covenants. (a) The Company will not permit its Consolidated Net Worth at any time to be less than the amounts set forth below for the fiscal years indicated:

                  1996                                 $15,500,000

                  1997                                 $14,000,000

                  1998                                 $14,500,000

                  1999                                 $17,000,000

                  2000                                 $24,000,000

                  2001                                 $35,500,000



     (b) The Company will not incur, create, assume or permit to exist any Indebtednes if such Indebtedness would result in a ratio of Consolidated Total Indebtedness to Consolidated Net Worth of more than the amounts set forth below for the fiscal years indicated:

                  1996                                  No greater than 1.0

                  1997                                  No greater than 1.0

                  1998                                  No greater than .80

                  1999                                  No greater than .60

                  2000                                  No greater than .35


     (c) The Company will not permit its Fixed Charge Ratio to be less than the amounts set forth below for the fiscal years indicated:

                  1996                    No less than .40

                  1997                    No less than .70

                  1998                    No less than 1.0

                  1999                    No less than 1.3

                  2000                    No less than 1.6

     (d) The Company and its Subsidiaries will not make capital expenditures in excess of the amounts set forth below for the fiscal years indicated:

                  1996                     $3,000 000

                  1997                     $7,500,000

                  1998                     $7,000,000

                  1999                     $4,000,000

                  2000                     $4,000,000

     Any amount not spent in any one fiscal year may be spent in a succeeding fiscal year, subject to the Company's annual business plan.

     6.3 Limitation on Senior Equity Securities. The Company will not issue any equity securities or any rights, options, warrants or other securities which are exercisable for, exchangeable for or convertible into shares of any class of capital stock ranking senior as to dividends or upon liquidation to the Common Stock.

     6.4 Merger; Purchase and Sale of Assets. (a) The Company will not merge with or into or consolidate with any other Person unless the Company is the continuing or surviving entity and the shares of Common Stock then outstanding remain unchanged and outstanding and represent at least a majority of the Voting Securities of the surviving corporation, and immediately after the consummation of such merger or consolidation the surviving corporation would not be in violation of any covenant set forth in Section 6.2 hereof.

     (b) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, sell, lease or exchange any assets of the Company and/or any Subsidiary representing in the aggregate more than 10% of the Company's Consolidated Net Worth, except for sales of inventory in the ordinary course of business and except for subleasing of vacant retail space on arm's-length terms.

     (c) The Company will not, and will not permit any Subsidiary to, in any transaction or series of transactions, acquire (including pursuant to a merger or consolidation) all or any substantial portion of the business or assets of any Person (except for acquisitions in any fiscal year involving aggregate consideration of less than 10% of the Company's Consolidated Net Worth as of the commencement of such fiscal year) unless (i) such transaction or series of transactions has been approved by the Board of Directors of the Company and (ii) after giving effect to such transaction or series of transactions, the Company would be in compliance with the covenants set forth in Section 6.2 hereof.

     6.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation, those relating to protection of the environment and human health, equal employment opportunity, employee safety, ERISA and international trade laws and regulations, and apply for obtain and maintain all permits necessary for the conduct of its business and the ownership of its properties.

     6.6. Limitation on Agreements. Except for the provisions of any Senior Indebtedness, the Company will not, and will not permit any Subsidiary to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the Company from paying interest on the Notes or redeeming the Notes.

     6.7. Preservation of Franchises and Existence. The Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section 6.7 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and the loss thereof is not disadvantageous in any material respect to the holders of Securities.

     6.8. Insurance. The Company will, and will cause each of the Subsidiaries to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

     6.9. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Sections 4062, 4063, or 4064 of ERISA or any similar provision of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     6.10. Effect of Certain Breaches. In addition to the rights of the Purchaser under the Stockholders Agreement, upon the occurrence of any Event of Default under the Notes, then, and in each such case, the Board of Directors of the Company shall take all necessary action to increase or decrease the size of the Board of Directors and to appoint to the Board of Directors a number of additional members (the "Additional Members") designated by the Purchaser that, when added to any directors then in office designated solely by the Purchaser, will result in directors designated by the Purchaser constituting a majority of the entire Board of Directors. The holders of 66 2/3% in outstanding principal amount of the Notes shall be entitled to designate the Additional Members of the Board of Directors, and, for so long as such breach or Event of Default continues, at each subsequent annual meeting the holders of 66 2/3% in outstanding principal amount of the Notes shall be entitled to propose (and the Board of Directors shall nominate and recommend) persons reasonably acceptable to the Board of Directors as the Additional Members of the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Additional Member, the Purchaser shall be entitled to designate a successor to fill such vacancy for the remaining term of such director. At such times as such Event of Default shall have been cured or waived, the rights of the holders of Notes under this Section
6.10 shall terminate (and the holders of the Notes shall cause such Additional Directors to resign from the Board of Directors of the Company), subject to revesting in the event of each and every subsequent event of the character indicated above.

     6.11. ERISA. Neither the Company nor any Subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. Neither the Company nor any ERISA Affiliate will permit a Pension Plan to incur an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, cause a lien or a security interest to attach to any asset of the Company or any Subsidiary for the benefit of any Plan, or incur any liability which would be material to the Company or any of its Subsidiaries under Title IV of ERISA, including withdrawal liability (other than the payment of premiums, none of which are overdue). Neither the Company nor any Subsidiary, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

     6.12. Financial Statements and Other Reports.

     (i) The Company will, as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

     (ii) it will, as soon as practicable and in any event within 100 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

     (iii) it will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements elating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission;

     (iv) it will, promptly after such package becomes available, furnish to the Purchaser copies of all financial reporting packages prepared for management of the Company; and

     (v) it will promptly furnish to the Purchaser copies of any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and, with reasonable promptness, furnish to the Purchaser such other financial and other data of the Company and its Subsidiaries as the Purchaser may reasonably request, including, but not limited to, operating financial information for each retail store owned or operated by the Company or any of its Subsidiaries.

     Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to the Purchaser a certificate of the Chief Financial Officer, Treasurer or other financial officer of the Company regarding compliance by the Company with the covenants set forth in Section 6.2.

     6.13. Inspection of Property. The Company will permit representatives of the Purchaser to visit and inspect, at the Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request.

     6.14. Rights of First Offer. In the event that the Company intends to sell any debt securities or any shares of capital stock or securities convertible into, exchangeable for or exercisable for debt securities or shares of capital stock of the Company, other than pursuant to a registered public offering:

     (i) the Company shall give the Purchaser written notice of its intent to sell such securities, specifying the number thereof to be sold and the minimum price and terms and conditions of such sale and offering to sell to the Purchaser (or its designee), at such minimum price and on such terms and conditions (to the extent reasonably applicable to the Purchaser), a percentage of such securities equal to the percentage equity interest in the Company represented by the shares of Common Stock and Warrants then owned by the Purchaser (and its Affiliates), after giving effect to the conversion or exercise of all outstanding securities of the Company which are then convertible into or exercisable for equity securities, the conversion or exercise price of which is less than the Current Market Price;

     (ii) if the Purchaser (or its designee) shall not, within 30 days after receipt of the notice given pursuant to clause (i) above accept such offer in writing with respect to the securities specified in such notice, then the Company shall be free to sell such securities at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Company than those specified in such notice, at any time within 120 days of the expiration of such 30-day period;

     (iii) if the Company shall not have consummated the proposed sale within 120 days after the expiration of the 30-day period referred to in clause (ii) above, then the Company may not thereafter sell such securities without complying with the provisions of this Section 6.14; and

     (iv) if the Purchaser (or its designee) shall accept such offer within 30 days after the notice given pursuant to clause (i) above, then the Purchaser (or its designee) shall purchase the securities specified in such notice as promptly as is reasonably practicable, but within no more than 60 days thereafter.

     6.15. Lost, Stolen, Damaged and Destroyed Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Common Stock and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser so to indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

     6.16. Related Party Transactions. The Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, amend or terminate any contract, arrangement or transaction with a Related Party, other than the payment of salary and benefits pursuant to employment agreements entered into in the ordinary course of business.

     6.17. Operations in Accordance with Business Plan. The business and operations of the Company and its Subsidiaries shall be conducted in all material respects in accordance with the Company's annual business plan as approved by the Board of Directors including the GECC Designee (as defined in the Stockholders Agreement), except for such changes which shall have been approved in accordance with Section 2.2(u) of the Stockholders Agreement.

     6.18. Best Efforts to Cause the Conversion of Preferred Stock. The Company covenants and agrees to use its reasonable best efforts following the Closing to cause the remaining outstanding shares of such Series A Preferred Stock to be converted into shares of Common Stock.

     6.19. Notice of Breach. As promptly as practicable, and in any event not later than ten Business Days after senior management of the Company becomes aware of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6, the Company shall provide the Purchaser with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

     7. RESTRICTIONS ON TRANSFER. The Purchaser and its Affiliates will not, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (collectively, a "Transfer") any of the Securities, except for: (a) Transfers to or between Affiliates who agree to be bound by the provisions of this Agreement;
(b) Transfers of Securities pursuant to the exercise of the registration rights set forth in the Registration Rights Agreement; or (c) Transfers which comply with the provisions of the Securities Act. The Company may require, in connection with any Transfer pursuant to the preceding clause (c), an opinion of counsel to the Purchase that such Transfer complies with the provisions of the Securities Act.

     8. EVENTS OF DEFAULT AND REMEDIES.

     8.1. Events of Default. Each of the following shall constitute an Event of Default with respect to the Notes (including any Additional Notes) under this
Agreement:

      (a) Nonpayment of Principal of the Notes. If the Company fails to pay the principal of, interest on or any other sum, if any, due on any Note, within five days after the same becomes due and payable, whether at the maturity thereof, on a dated fixed for a redemption, or otherwise; or

     (b) Voluntary Bankruptcy and Insolvency Proceedings. If the Company or any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or, the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

     (c) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

     (d) Receivership or Sequestration. If a decree or order is rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

     (e) Acceleration of Other Indebtedness. If default shall be made with respect to any Indebtedness of the Company (other than the Notes) with the result that Indebtedness in an aggregate amount of $100,000 or more has been accelerated so that the same has become due and payable prior to the date on which the same would otherwise have become due and payable, provided that such acceleration is not rescinded within 10 days after the declaration thereof; or

     (f) Judgment Default. A judgment or order for the payment of money in excess of $100,000 shall be entered against the Company or any Subsidiary by any court, and either (i) such judgment or order shall continue undischarged and unstayed for a period of 60 days or (ii) enforcement proceedings shall have been commenced upon such judgment or order; or

     (g) Covenant Defaults. The Company shall have breached in any material respect any of the covenants set forth in this Agreement and such breach continues for 30 days after notice in writing by the holders to the Company; or

     (h) Untrue or Incorrect Representation or Warranty. Any of the representations and warranties of or with respect to the Company or any Subsidiary contained in Article 2 hereof shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect.

     8.2. Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holders of 66-2/3% of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (b), (c), or (d) of Section 8.1 with respect to the Company shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) of Section 8.1 shall have occurred and be continuing with respect to any Note, any holder of one or more Notes in an aggregate outstanding principal amount of at least $500,000 may, by notice to the Company, declare the entire outstanding principal of such Notes and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

     8.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. During the continuance of any Event of Default, the Company shall pay interest on the outstanding principal of the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.00% per annum, until such overdue amount is paid or until such Event of Default is cured or waived.

     8.4. Conduct no Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

     8.5. Annulment of Acceleration. If a declaration is made in accordance with
Section 8.2, then and in every such case, the holders of at least 66 2/3% of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

     (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

     (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

     (c) every other Event of Default shall have been duly waived or otherwise made good or cured; provided, however, that only the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) of the Note or Notes making the declaration permitted by the last proviso of Section 8.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

     8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders.

     8.7. Limitations. Notwithstanding the foregoing provisions of this Article 8, the exercise of remedies by holders of Notes is subject to the provisions of
Article 10 hereof.

     9. REDEMPTION.

     9.1. Optional Redemption. The Company shall have the right, at its sole option and election made in accordance with Section 9.5 to redeem the Notes, including any Additional Notes, in whole or in part, in integral multiples of not less than $250,000 at any time and from time to time, plus an amount equal to all accrued and unpaid interest to and including the date of redemption, in cash. Any such redemption shall reduce the Company's obligation under Section 9.2, beginning with the next succeeding Redemption Date (as defined in Section 9.2).

     9.2. Mandatory Redemption. The Company shall on February 28 and on August 31, in each year commencing with the year 1999 and ending in the year 2001 (each a "Redemption Date"), redeem Notes in the aggregate outstanding principal amount of $1,015,335.75, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on such Notes to and including such Redemption Date.

     9.3 Procedures for Partial Redemption. If less than all Notes at the time outstanding are to be redeemed, the aggregate principal amount to be redeemed among the outstanding Notes; provided, however, that in the event that the aggregate principal balance of the Notes then outstanding is $1,015,335.75 or less, the Company shall be required to redeem all of such outstanding Notes if it elects to redeem any such Notes.

     9.4. Change in Control. In the event that there occurs a Change in Control, any record holder of Notes, in accordance with the procedures set forth in
Section 9.5(b), may require the Company to redeem any or all of the Notes held by such holder for, at such holder's option, an amount equal to principal amount of such Notes, plus all accrued and unpaid interest on the Notes being redeemed to and including the date of redemption, in cash.

     9.5. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 or 9.2 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed.

     (b) Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears on the transfer books of the Company, notice of such Change in Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter during a period of 90 days from the date of such notice (or the date the Company was required to give such notice) redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date.

     (c) On the date of any redemption being made pursuant to Section 9.1, 9.2 or 9.4 which is specified in a notice given pursuant to this Section .5, the Company shall wire transfer to such holder the redemption price for the principal amount of notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

     10. SUBORDINATION OF NOTES.

     10.1. Subordination of Notes to Senior Indebtedness. The Indebtedness evidenced by the Notes and all renewals and extensions thereof (collectively called the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

     (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full before any payment is made upon the Junior Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities which shall be made upon or in respect of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full.

     In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, the Purchaser hereby assigns and transfers to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions. The Purchaser agrees not to file or join in any petition to commence any proceeding under the Bankruptcy Code (or other law for the relief of or relating to debtors) so long as any Senior Indebtedness of the Company is outstanding.

     (b) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity), under circumstances when the foregoing clause
(a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

     (c) Upon the occurrence of an event which is, or with the lapse of time or notice or both would be, an event which gives any holder of any Senior Indebtedness of the Company the right to demand payment, cash collateral, accelerate the maturity, or terminate any commitment to further extend credit, no payment shall be made on any Junior Indebtedness if either:

     (i) notice of such default in writing or by telegram has been given to the Company by any holder of any Senior Indebtedness of the Company, provided that judicial proceedings shall be commenced with respect to such default (x) within 180 days thereafter if such default consists of the nonpayment of principal, interest, or any other sum due on such Senior Indebtedness, or (y) within 180 days after the earlier of (i) the giving of such notice or

     (ii) the date on which such holder is entitled to institute judicial proceedings, or

     (ii) judicial proceedings shall be pending in respect of such default. The holder of any portion of Senior Indebtedness of the Company shall not be entitled to give notice pursuant to this clause (c) more than once with respect to any default which was specified in such notice and which has continued without interruption since the date such notice was given, nor shall such holder be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of the holder giving notice) was existing on the date such notice was given pursuant to this clause (c) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from any holder of any Senior Indebtedness pursuant to this clause (c), the Company shall forthwith send a copy thereof to each holder of Junior Indebtedness and each holder of its Senior Indebtedness at the time outstanding.

     (d) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

     (e) Each holder of Senior Indebtedness of the Company is hereby authorized by the Purchaser to:

     (i) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

     (ii) increase or decrease the rate of interest payable thereon or any part thereof;

     (iii) exchange, enforce, waive or release any security therefor;

     (iv) apply such security and direct the order or manner of sale thereof in such manner as such older may at its discretion determine; and/or

     (v) release the Company or any guarantor of any Senior Indebtedness of the Company from liability; all without notice to the Purchaser and any holder of Junior Indebtedness and without affecting the subordination provided by this Agreement.

     10.2. Proofs of Claim of Holders of Senior Indebtedness; Voting. The Purchaser undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of the Purchaser to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by the Purchaser to be the Purchaser's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of the Purchaser, and (ii) to otherwise vote the Purchaser's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.


     10.3. Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

     10.4. Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that a Note is declared due and payable before its maturity because of the occurrence of an Event of Default, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

     10.5. Company's Obligations Unimpaired. The provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Purchaser on the other hand, and nothing herein shall impair, as between the Company and the Purchaser, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

     10.6. Subrogation. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this
Section 10.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

     11. Interpretation.

     11.1 Definitions.

     "Affiliate" and Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "beneficially own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person

 "Change in Control" shall mean:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding Voting Securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Company or its subsidiaries, (iii) any corporation with respect to which, following such acquisition, a majority of the combined voting power of the then outstanding Voting Securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (iv) GECC or an Affiliate of GECC; or

     (b) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

     (c) the sale or other disposition of a majority or more of the consolidated assets or property of the Company and it Subsidiaries in one transaction or series of related transactions, provided, however, that a "Change of Control" as defined in either (b) or (c) above shall not include any transact on between GECC or any Affiliate of GECC and the Company.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Consolidated" or "consolidated," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person or attributable to shares of preferred stock of any such person not owned by any other such person.

     "Consolidated Net Worth" shall mean the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied (it being understood that the Notes and any other Subordinated Indebtedness which is not subordinated to the Notes shall not be treated as equity for this purpose).

     "Consolidated Total Indebtedness" shall mean consolidated Indebtedness of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied.

     "Current Market Price", when used with reference to shares of Common Stock or other securities for any given date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading.

      "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

      "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

     "Fixed Charge Ratio" shall mean the ratio of (a) the sum of earnings before taxes, depreciation and amortization plus current operating lease expense plus interest expense to (b) interest expense plus current operating lease expense of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistently applied, as measured at the last day of the most recently completed fiscal quarter.

     "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, but only to the extent of such security, if such obligations have not been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and
(iii) Notes theretofore canceled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

     "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Related Party" shall mean any officer, director or beneficial holder of 3% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing persons.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on any Indebtedness under the Loan and Security Agreement dated as of January 20, 1995 and as amended on May 10, 1996, between Congress Financial Corporation (Western) as lender and Krause's Sofa Factory, a California corporation, and its wholly owned subsidiary, Castro Convertible Corporation, a New York corporation, as borrowers (with the Company as Guarantor pursuant to a Guarantee signed by the Company on January 20, 1995), and any refinancing, refunding, replacement or extension thereof.

     "Subordinated Indebtedness" shall mean all Indebtedness which is by its terms subordinated to Senior Indebtedness.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the Voting Securities or equity interest is owned, directly or indirectly, by such Person.

     "Voting Securities" of any Person shall mean at any time shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

     11.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement. References in this Agreement to a fiscal year refer to the period ending on the last Sunday of January of the following calendar year as determined by the 52/53 retail fiscal year. (For example, 1996 fiscal year refers to the fiscal year ending January 26, 1997.)

     12. Miscellaneous.

     12.1. Payments. The Company agrees that, so long as the Purchaser shall hold any Securities, the Company will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing.

     12.2. Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     12.3. Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     12.4. Entire Agreement. This Agreement (including the documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

     12.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     12.6. Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by telecopy or sent by prepaid overnight courier service, to:

                                  THE COMPANY:
                            Krause's Furniture, Inc.
                          200 North Berry Street
                               Brea, CA 92621-3903
                          Attention: Philip M. Hawley

                                With a copy to:
                     Judith Lasker Krause's Furniture, Inc.
                             200 North Berry Street
                               Brea, CA 92621-3903

                                      and
                              David Kaufman, Esq.
                            Stroock, Stroock & Lavan
                              Seven Hanover Square
                            New York, New York 10004

                                 THE PURCHASER:
                      General Electric Capital Corporation
                              Equity Capital Group
                               260 Long Ridge Road
                               Stamford, CT 06927
                         Attention: Jeffrey H. Coats and
                               Attention: Counsel

                                 With a copy to:
                              Warren de Wied, Esq.
                    Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                            New York, New York 10004

     or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

     12.7. Amendments. This Agreement may be amended as to the Purchaser and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchaser and/or such successors and assigns who are the registered holders of not less than 66-2/3% of the outstanding principal amount of the Notes, including the Additional Notes, then held by the Purchaser and their successors or assigns. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     12.8. Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

     12.9. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by the Purchaser to any transferee of any Securities. This Agreement may not be assigned by the Company.

     12.10. Expenses and Remedies. (a) The Company agrees to pay the Purchaser for all reasonable outside legal and consulting fees of the Purchaser in connection with this Agreement and the consummation of all transactions contemplated hereby, and all costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchaser relating to the enforcement of this Agreement, the Registration Rights Agreement, the Warrant or the Notes or any of the Securities.

     (b) The Company further agrees to indemnify and save harmless the Purchaser and its officers, directors, partners, employees, trustees and agents, each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by the Purchaser of any of its agreements contained herein, (ii) from the gross negligence or willful misconduct of the Purchaser or any of its officers, directors, partners, employees or agents, or any person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act or (iii) from an ERISA violation resulting from any action or inaction by the Purchaser, other than an ERISA violation resulting from a breach by the Company of this Agreement); provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

     (c) The indemnified party under this Section 12.10 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 12.10, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 12.10. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this
Section 12.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that
(i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii) (x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

     12.11. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

     12.12. Transfer of Securities. (a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear legends substantially in the form as follows:

          "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          "THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

          "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT BETWEEN KRAUSE'S FURNITURE, INC. AND GENERAL ELECTRIC CAPITAL CORPORATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. AND THE STOCKHOLDERS PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION."

     12.13 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.14. Term. This Agreement shall terminate on August 31, 2001, except that
Section 12.10 shall survive the termination of this Agreement.

     12.15. Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with the press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in document required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

     12.16. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.


     IN WITNESS WHEREOF, the Company and the Purchaser have caused this agreement to be executed and delivered by their respective officers thereunto duly authorized.
                            KRAUSE'S FURNITURE, INC.



                          BY:________________________________________
                            Name:
                            Title:



                          GENERAL ELECTRIC CAPITAL CORPORATION



                           BY:________________________________________
                              Name: Jeffrey H. Coats
                              Title: Managing Director/
                              Department Operations Manager

                                  SCHEDULE 1.3A

                             HAWLEY GROUP INCLUDES:


                                    Shares of
                             Common Stock Purchased
Hawley Group
Allison Booth Hawley Trust                  112,500
Caitlin Hale Hawley Trust I                 112,500
Maureen Erin Hawley Trust I                 112,500
Shannon Follen Hawley Trust I               112,500
Hawley Family Trust                         500,000
Dr. Philip M. Hawley, Jr.                    20,000
Philip M. Hawley                             30,000
     TOTAL                                1,000,000

                                 SCHEDULE 1.3B

                            OTHER INVESTORS include:

                             Shares of Common Stock
                                    Purchased
Other Investors

ATCO Holdings, Ltd.                                  400,000
Isaac Robert Souede                                  250,000
Jean R. Perrette                                     250,000
United Gulf Bank (B.S.C.)E.C.                        225,000
ATCO Development, Inc.                               100,000
Thomas M. DeLitto                                     25,000
Helopolis Inc.                                       100,000
Peter L. Rhulen                                      100,000
T. Michael Wallace                                   100,000
Carlton Securities N.V.                              100,000
G Investment Partners                                 60,000
Sidney Kimmel                                         50,000
Zaxis Partners, L.P.                                  40,000
Hurly & Co.                                           35,000
Sanford J. Colen                                      20,000
Pollat, Evans & Co. Inc.                              15,000
C. Redington Barrett, III                              5,000
Quadra Appreciation Fund, Inc.                         5,000
Peter w. Branagh & Ramona Y. Branagh
     TTEES for the Branagh Revocable Trust             5,000
Permal Noscal, Ltd.                                  405,000
Fairmont Services Ltd.                               400,000
Emmanuel Bagdjian                                    210,000
Gary Gladstein                                       100,000
     TOTAL                                         3,000,000

                                  FORM OF NOTE


                  THE TRANSFER OF THIS NOTE IS RESTRICTED BY AN AGREEMENT ON
              FILE AT THE OFFICES OF THE CORPORATION.

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY
               STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF
                  EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
                  STATEMENT UNDER SUCH ACT AND APPLICABLE STATE
                SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION
               REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                            KRAUSE'S FURNITURE, INC.

                      10.00% Subordinated Pay-In-Kind Note
                               due August 31, 2001

                                                                   New York, NY
$5,000,000.00                                                   August 26, 1996

     KRAUSE'S FURNITURE, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), or registered assigns, the initial aggregate principal amount of FIVE MILLION DOLLARS ($5,000,000.00) on August 31, 2001, with interest (computed on the basis of a 360-day year of twelve 30- day months) on the unpaid balance of such principal amount at the rate of 10.00% per annum from the date hereof, due and payable (i) quarterly, on each November 30, February 28, May 31 and August 31 (each, a "Payment Date") after the date of the Notes commencing with November 30, 1996 and (ii) on the date of any prepayment, on the amount prepaid, until the Notes have been paid in full. Accrued interest on each Note is required to be paid in cash (in accordance with Section 5.1 of the Securities Purchase Agreement dated as of August 26, 1996, as from time to time amended, between the Company and GECC (the "Securities Purchase Agreement")) on each Payment Date after August 31, 1998. On each Payment Date prior to and including August 31, 1998, in lieu of payment of interest in cash, the Company shall pay all interest in additional notes (the "Additional Notes"), which shall be dated the applicable Payment Date, shall bear interest from and after such date, shall mature on August 31, 2001 and shall be governed by, and subject to the terms, provisions and conditions of, the Securities Purchase Agreement, except that interest shall accrue on each Additional Note from the date of such Additional Note. Interest on this Note shall cease to accrue if (i) the holder of this Note has been notified by the Company under Section 9.5 of the Securities Purchase Agreement that this Note will be redeemed, and (ii) all amounts due under this Note are paid to the holder of this Note on the redemption date specified in such notice or such amounts are segregated and held in trust by the Company for payment upon surrender of this Note in accordance with such notice. During the continuance of any Event of Default (as defined in the Securities Purchase Agreement), the Company shall pay interest on the outstanding principal of, and any other amounts (other than interest), if any, due on the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 12.00% per annum (computed on the same basis as above) until such overdue amount is paid or until such Event of Default is cured or waived. All payments on this Note shall be made in lawful money of the United States of America at the address specified by the holder hereof for such purpose in Schedule 5.1 to the Securities Purchase Agreement or by such method as may be designated by notice to the Company, in the manner set forth in the Securities Purchase Agreement.

    The outstanding principal amount of ___________, and all accrued and unpaid interest on this Note, shall be payable on August 31, 2001. This Note is subject to redemption, in whole or in part, all as specified in the Securities Purchase Agreement.

     This Note is issued pursuant to the Securities Purchase Agreement. The registered holder of this Note is entitled to the benefits of such Securities Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     This Note is expressly subordinated to the extent and in the manner provided in Section 10 of the Securities Purchase Agreement to all Senior Indebtedness (as defined therein) of the Company.

     This Note is a registered Note and, as provided in the Securities Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the unpaid balance of the principal, interest and any other amounts payable on this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS NOTE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                                    KRAUSE'S FURNITURE, INC


                                                    By:________________________
                                                       Name:
                                                       Title:

Exhibit 15 to Schedule 13-D

                           FORM OF PURCHASE AGREEMENT

         THIS AGREEMENT is made as of the 26th day of August, 1996, between Krause's Furniture, Inc. (the "Company"), a Delaware corporation, with its principal offices at 200 North Berry Street, Brea, California 92621-3903 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

         SECTION 1. Authorization of Sale of the Common Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of at least 7,000,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), at a purchase price of U.S. $1.00 per share.

         SECTION 2. Agreement to Sell and Purchase the Common Stock. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions set forth herein, the aggregate number of shares of Common Stock shown below:

                  Number of Shares                               Aggregate
                  of Common Stock                             Purchase Price



     The Company proposes to enter into substantially this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of shares of Common Stock to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchase Agreements." In addition, the Company also proposes to enter into a Securities Purchase Agreement with General Electric Capital Corporation ("GECC") pursuant to which GECC shall agree to acquire (i) five million shares of the Company's Common Stock par value $.001 per share (the "Common Stock"), at an aggregate purchase price of $5,000,000, (ii) the Company's 10% Subordinated Pay-In-Kind Notes due August 31, 2001 (the "Notes"), in the initial aggregate principal amount of $5,000,000 and (iii) in connection with the sale of the Notes, a warrant (the "Warrant") to purchase 1,400,000 shares of Common Stock (the "Securities Purchase Agreement"). The Purchase Agreements and the Securities Purchase Agreement are hereinafter sometimes collectively referred to as the "Agreements."

     SECTION 3. The Closing. The closing (the "Closing") of the purchase and sale of the Common Stock and the other transactions contemplated hereunder shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York, at 9:00 a.m. local time on or before August 26, 1996, or such later date as the parties hereto may agree (the "Closing Date").

     3.1. Delivery of the Common Stock at the Closing. Within thirty (30) business days of the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of shares of Common Stock set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I. The Company's obligation to complete the issuance and sale of the Common Stock and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions: (a) concurrent closing of the transactions contemplated by the Securities Purchase Agreement; (b) completion of the purchases and sales pursuant to the Purchase Agreements with the Purchaser and the Other Purchasers of at least 7,000,000 shares of Common Stock at a purchase price of U.S. $1.00 per share; (c) receipt by the Company of (i) New York Clearing House (next day) funds in the full amount of the purchase price for the Common Stock being purchased hereunder and/or (ii) if all or part of the purchase price for any Common Stock is being paid by the exchange and cancellation of any promissory notes evidencing outstanding indebtedness of the Company, and any interest accrued and payable thereon, as referred to in subsection 3.2 hereto, an Agreement of Cancellation and Exchange Relating to Certain Notes in substantially the form of Exhibit A attached hereto (the "Cancellation and Exchange Agreement"), relating to such promissory notes, as executed by the Purchaser, together with the promissory notes referred to therein, provided that the aggregate purchase price received by the Company under clauses (i) and (ii) shall be at least $7,000,000; (d) certain of the Purchasers and GECC shall have entered into a Stockholders Agreement in substantially the form of Exhibit B attached hereto (the "Stockholders Agreement"); and (e) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Common Stock evidenced thereby shall be subject to the following conditions: (w) concurrent closing of the transactions contemplated pursuant to the Securities Purchase Agreement; (x) completion of the purchases and sales pursuant to the Purchase Agreements with the Purchaser and the Other Purchasers of 7,000,000 shares of Common Stock at a purchase price of U.S. $1.00 per share; (y) the Company shall have entered into a Registration Rights Agreement in substantially the form of Exhibit C attached hereto; and (z) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

     3.2. Cancellation of Certain Indebtedness. On or before the Closing Date, the Company shall enter into a Cancellation and Exchange Agreements with (a) Edson Investments Inc. ("Edson"), the holder of (i) a Demand Promissory Note in the aggregate principal amount of $1,500,000, issued to it by the Company, dated May 21, 1996, and (ii) a Demand Promissory Note in the aggregate principal amount of U.S. $500,000, dated July 2, 1996, and (b) each holder (together with Edson, each a "Note Holder") of Series 1996-I or Series 1996-II Convertible Promissory Notes, which are currently outstanding in the aggregate principal amount of $950,000, whereby such aforementioned indebtedness of the Company, including any interest accrued and payable thereon, shall be canceled in exchange for shares of Common Stock. Each Note Holder shall receive the number of shares of Common Stock equal to (x) the sum of (i) the aggregate principal amount of indebtedness of the Company held by such Note Holder and (ii) any interest accrued and payable thereon divided by (y) the Common Stock purchase price of U.S. $1.00 per share.

     SECTION 4. Representations, Warranties and Covenants. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries, taken as a whole.

     4.2. Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of: (a) thirty-five million (35,000,000) shares of Common Stock, of which four million one hundred twenty thousand eight hundred and ten (4,120,810) shares are validly issued and outstanding, fully paid and nonassessable, and warrants to purchase one hundred eighty-five thousand seven hundred and one shares (185,701) of Common Stock and options to purchase one hundred ninety-one thousand six hundred and fourteen (191,614) shares of Common Stock are validly issued and outstanding, fully paid and nonassessable; and (b) six hundred and sixty-six thousand six hundred and sixty-seven (666,667) shares of Preferred Stock, par value $.001 per share, designated as Series A Preferred Stock (two hundred thousand (200,000) shares) and Series B Preferred Stock (forty-four thousand four hundred and forty-four (44,444) shares), of which one hundred seventeen thousand six hundred and ninety-four (117,694) shares of Series A Preferred Stock are validly issued and outstanding, fully paid and nonassessable and no shares of Series B Preferred Stock are outstanding.

     4.3. Due Execution, Delivery and Performance of the Agreements. The Company's execution, delivery and performance of the Agreements, issuance of the Common Stock, and execution, delivery and performance of the Stockholders Agreement (a) have been duly authorized under Delaware law by all requisite corporate action by the Company, and (b) will not violate any law or the Certificate of Incorporation or Bylaws of the Company or any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any nature whatsoever, upon any properties or assets of the Company. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.4. Issuance, Sale and Delivery of the Common Stock. When issued and delivered by the Company and paid for by the Purchasers, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that:
(i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Common Stock, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the shares of Common Stock; (ii) the Purchaser is acquiring the number of shares of Common Stock set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such shares of Common Stock or any arrangement or understanding with any other persons regarding the distribution of such shares of Common Stock, subject to its right to resell the shares of Common Stock as provided in the following clause (iii); (iii) the Purchaser will not offer, sell or otherwise transfer any shares of Common Stock except (A) to Krause's Furniture, Inc., (B) pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), or (C) in accordance with Rule 144 under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act (which shall be confirmed in an opinion of counsel acceptable in form and substance to the Company if the Company so requests) and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction; (iv) the purchase of shares of Common Stock by the Purchaser either (A) is being funded solely out of an insurance company general investment account which exclusively supports either
(1) contracts not issued to any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA or any "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (2) policies which constitute "guaranteed benefit policies" under Section 401(b)(2) of ERISA, or as to which no such plan or plans maintained by any employer and its affiliates has an interest as a contractholder (as measured by the amount of reserves arising from the contract held by the plan or plans, determined under Section 807(d) of the Code) which exceeds 10% of the total liabilities of the general account; (B) is not being funded with the assets of any (1) "employee benefit plan" within the meaning of Section 3(3) of ERISA which is subject to Title 1 of ERISA, (2) "plan" within the meaning of Section 4975 of the Code or (3) entity deemed to hold "plan assets" within the meaning of 29 C.F.R ss. 25103-101 of any such employee benefit plan or plans; or (C) is not a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code because the Purchaser has an exemption from such prohibited transaction rules for the purchase and holding of the Common Stock;
(v) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any shares of Common Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (vi) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as Appendix I, and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof; (vii) the Purchaser has, in connection with its decision to purchase the number of shares of Common Stock set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained herein; (viii) the Purchaser is an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act; (ix) the Purchaser understands that the shares of Common Stock will contain a legend to the following effect:

         "THIS SECURITY HAS BEEN ACQUIRED BY THE HOLDER FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION. THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A 'RESTRICTED' SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO KRAUSE'S FURNITURE, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (WHICH SHALL BE CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY IF THE ISSUER SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE;"

and (x) if the Purchaser has entered into the Stockholders Agreement, the Purchaser understands that the stock certificates representing the shares of Common Stock issued and sold hereby will contain a legend to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 26, 1996, AS FROM TIME TO TIME AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM KRAUSE'S FURNITURE, INC."

     (b) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the stock certificates for the Common Stock delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of shares of Common Stock being purchased and the payment therefor.

     SECTION 7. Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Common Stock to the Purchaser.

     SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, telecopier, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or if telecopied, when receipt is acknowledged, and shall be delivered as addressed as follows:

         (a)      if to the Company, to:

                           Krause's Furniture, Inc.
                           200 North Berry Street
                           Brea, California 92621-3903
                           Attention:  Robert G. Sharpe,
                            Executive Vice President
                           Telecopier: (510) 460-6205

                  with a copy so mailed to:

                           Stroock & Stroock & Lavan
                           Seven Hanover Square
                           New York, New York 10004-9686
                           Attention:  David Kaufman, Esq.
                           Telecopier: (212) 806-6006

                  or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

         (b) if to the Purchaser, at its address or telecopier number as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     SECTION 10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the securities purchased hereunder.

     SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 12. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 15. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                            KRAUSE'S FURNITURE, INC.



                            By: _______________________________
                                Name:  Robert G. Sharpe
                                Title: Executive Vice President


                            Print or Type:

                            Name of Purchaser:


                                -----------------------------------


                            Name of Individual representing
                            Purchaser:

                                -----------------------------------

                            Title of Individual representing
                            Purchaser:

                                           -----------------------------------


                            Signature by:

                            Individual representing Purchaser:



                            -----------------------------------

                            Address: __________________________

                            Telephone: ________________________

                            Telecopier: _______________________

                                                                   Appendix I

                            KRAUSE'S FURNITURE, INC.


STOCK CERTIFICATE QUESTIONNAIRE

        Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.      The exact name that your shares
        of Common Stock are to be
        registered in (this is the name
        that will appear on your stock
        certificate(s)).  You may use a
        nominee name if appropriate:                  ______________________

2.      The relationship between the
        Purchaser of the Common Stock
        and the Registered Holder listed
        in response to item 1 above:                  _______________________

3.      The mailing address of the
        Registered Holder listed in
        response to item 1 above:                     ______________________

4.      The Social Security Number or
        Tax Identification Number of the
        Registered Holder listed
        in response to item 1 above:                  ______________________

5.      If the Registered Holder is not
        the same as the Purchaser signing
        the Agreement, the Purchaser hereby
        represents and warrants to the
        Company that the Purchaser
        has full legal right, power and
        authority to bind the Registered
        Holder as the purchaser under
        the Agreement and to make all
        representations, warranties,
        covenants and agreements of the
        Purchaser on behalf of each
        Registered Holder listed above
        including, without limitation,
        that the Registered Holder is an
        accredited investor under Rule
        501(a) under the Securities Act.

                                                                   Exhibit A


                     AGREEMENT OF CANCELLATION AND EXCHANGE
                            RELATING TO CERTAIN NOTES

     The undersigned, the holder (the "Note Holder") of that certain [DESCRIBE NOTE] (the "Specified Notes"), issued by KRAUSE'S FURNITURE, INC., a Delaware corporation (the "Company"), hereby agrees to the cancellation of the Specified Notes in exchange for _________ shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and hereby waives and relinquishes all of its respective rights with respect thereto. Concurrently herewith, the Note Holder hereby (i) delivers to the Company (a) an executed Purchase Agreement, dated as of August __, 1996, between the Company and the Note Holder as purchaser, pursuant to which the Company shall issue the Common Stock to the Note Holder in exchange for the cancellation of the Specified Notes and for payment of any interest accrued and payable thereon and (b) for cancellation, the original Specified Notes representing indebtedness in the aggregate principal amount of $___________; and (ii) agrees that the number of shares of Common Stock issued to the Note Holder constitutes full payment for the cancellation of the indebtedness of the Company represented by the Specified Notes and any interest accrued and payable thereon.


[NOTE HOLDER]



By: _________________________________
    Name:
    Title:

Dated:  As of August __, 1996

Exhibit 16 to Schedule 13D


                         FORM OF STOCKHOLDERS AGREEMENT

                                  by and among

                            KRAUSE'S FURNITURE, INC.

                                       and

                           THE STOCKHOLDERS LISTED ON

                           THE SIGNATURE PAGES HEREOF
                           Dated as of August 26, 1996

                             TABLE OF CONTENTS


                                                                        PAGE


Section 1. Definitions.....................................................1

Section 2. Corporate Governance............................................6
           2.1. Board of Directors.........................................6
           2.2. Certain Actions Requiring Consent of GECC Designee.........8
           2.3. Management................................................10
           2.4. Directors' Indemnification................................11
           2.5. Expenses..................................................12
           2.6. Cooperation...............................................12
           2.7. Voting....................................................12

Section 3. Restrictions on Transfers of Stock.............................12

Section 4. Rights of First Offer..........................................13

Section 4A. Hawley Trust Stock Rights of First Offer......................14

Section 5. Tag-Along Rights...............................................16

Section 6. Conflicting Agreements.........................................16

Section 7. Legend.........................................................17

Section 8. Representations and Warranties.................................18

Section 9. Duration of Agreement..........................................19

Section 10. Further Assurances............................................19

Section 11. Amendment and Waiver..........................................19

Section 12. Severability..................................................20

Section 13. Entire Agreement..............................................20

Section 14. Successors and Assigns........................................20

Section 15. Counterparts..................................................20

Section 16. Remedies......................................................20

Section 17. Notices and Other Communications..............................20

Section 18. Governing Law; Consent to Jurisdiction........................21

Section 19. Descriptive Headings..........................................22

Section 20. Construction..................................................22

                           STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of August 26, 1996 by and among KRAUSE'S FURNITURE, INC., a Delaware corporation (the "COMPANY") and each of the stockholders of the Company listed on the signature pages hereof (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H :

     WHEREAS, pursuant to a Securities Purchase Agreement between the Company and General Electric Capital Corporation ("GECC") dated the date hereof (the "SECURITIES PURCHASE AGREEMENT"), GECC is purchasing from the Company 5,000,000 shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), for an aggregate purchase price of $5,000,000, the Company's 10% Subordinated Pay-in-Kind Notes due August 31, 2001, as described in the Securities Purchase Agreement (the "NOTES"), in the initial principal amount of $5,000,000, and, in connection with the Notes, a warrant (the "WARRANT") to purchase 1,400,000 shares of Common Stock;

     WHEREAS, concurrently with such purchase by GECC, (i) Hawley Group is purchasing 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000, (ii) Other Investors are purchasing 3,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000 and (iii) Edson Investments Inc. ("EDSON") and certain other holders of indebtedness of the Company are exchanging such indebtedness for shares of Common Stock, as more fully described in the Securities Purchase Agreement;

     WHEREAS, it is a condition to the consummation of the foregoing transactions that the parties hereto enter into this Stockholders Agreement, and the parties hereto deem it to be in their best interests to enter into this Agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company.

     Section 1. DEFINITIONS. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (CAPITALIZED TERMS USED HEREIN AND NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE SECURITIES PURCHASE AGREEMENT):

     "AFFILIATE" and "ASSOCIATE" have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "BENEFICIALLY OWN" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "BOARD" has the meaning assigned to it in Section 2.1.

     "BY-LAWS" means the By-laws of the Company as in effect on the date hereof, as they may be amended from time to time hereafter.

     "CAPITALIZED LEASE" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

     "CAPITALIZED LEASE OBLIGATION" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

     "CERTIFICATE" means the Certificate of Incorporation of the Company as in effect on the date stated hereof, as it may be amended from time to time hereafter.

     "COMMON STOCK EQUIVALENTS" means rights, options, scrip, warrants or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

     "COMPANY" has the meaning assigned to it in the first paragraph hereof.

     "CURRENT MARKET PRICE", when used with reference to shares of Common Stock for any given date, shall mean the closing price per share of Common Stock on such date. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading.

     "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement dated as of the date hereof between the Company and Philip M. Hawley ("HAWLEY").

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the omission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

     "FULLY DILUTED" shall mean, when used with reference to the Common Stock, at any date as of which the number of shares thereof is to be determined, (i) all shares of Common Stock outstanding at such date and (ii) all shares of Common Stock issuable in respect of vested options or warrants to purchase, or securities convertible into, exercisable for or exchangeable for, shares of Common Stock outstanding on such date, the conversion, exercise or exchange price of which is less than the Current Market Price.

     "GROUP" has the meaning assigned such term for purposes of Rule 13d-5 under the Exchange Act.

     "GUARANTEE" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HAWLEY GROUP" shall mean those Persons listed on Schedule A attached hereto.

     "HAWLEY TRUSTS" shall mean the Hawley Group other than Philip M. Hawley and Dr. Philip M. Hawley, Jr.

     "INDEBTEDNESS" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, but only to the extent of such security, if such obligations have not been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "OTHER INVESTORS" shall mean those Persons listed on Schedule B attached hereto.

     "PERMAL GROUP" shall mean those Persons listed on Schedule C attached hereto.

     "PERMITTED TRANSFER" shall mean any Transfer (i) by an individual Stockholder to such Stockholder's spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild (collectively, "RELATIVES") or to or among a trust of which there are no principal beneficiaries other than one or more Relatives of such Stockholder; (ii) from a Relative of an individual Stockholder to another Relative of that individual Stockholder or to that individual Stockholder; (iii) by any Stockholder to any of its Affiliates or partners; or
(iv) by an Individual Stockholder pursuant to laws of descent or survivorship.

     "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the stockholders listed on the signature page thereto as it may be amended from time to time.

     "RELATED PARTY" shall mean any officer, director or beneficial holder of 3% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any Relative of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing persons.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELL" as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer (including by operation of law, by merger or consolidation, or sale of securities of a holding company), assign, distribute or otherwise dispose of, such Stock in a bona fide transaction for value; and the terms "SALE" and "SOLD" shall have meanings correlative to the foregoing. A Permitted Transfer shall not constitute a Sale for purposes of this Agreement.

     "STOCK" means (i) any shares of Common Stock and (ii) any Common Stock Equivalents (including, without limitation, the Common Stock issuable upon conversion, exercise or exchange thereof), in each case, whether owned on the date hereof or acquired hereafter.

     "STOCKHOLDER" and "STOCKHOLDERS" have the meanings assigned to such terms in the first paragraph hereof; PROVIDED that any transferee of Stock pursuant to a Permitted Transfer shall be treated as a Stockholder for purposes of this Agreement and shall be entitled to the benefits of, and shall be bound by, the provisions of this Agreement.

     "STOCKHOLDER'S GROUP" shall mean, with respect to any Stockholder who is a member of the Hawley Group or the Permal Group, either the Hawley Group or the Permal Group, as the case may be.

     "SUBSIDIARY" means with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

     "TRANSFER" as to any Stock, means to Sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, and whether or not for value.

     "VOTING SHARES" means shares of any class of capital stock of the Company the holders of which are generally entitled to vote in the election of members of the Board.

     Section 2. CORPORATE GOVERNANCE.

     2.1. BOARD OF DIRECTORS.

     (a) MEMBERS. Subject to the provisions of Section 6.10 of the Securities Purchase Agreement, the Board of Directors of the Company (the "BOARD") shall consist of six members, of whom one shall be designated by GECC (such person so designated, and any successor thereto, being referred to herein as the "GECC DESIGNEE"); one shall be designated by Permal Group (such person so designated, and any successor thereto, being referred to herein as the "PERMAL DESIGNEE"); one shall be Hawley; and three shall be selected by the vote of the GECC Designee, the Permal Designee and Hawley (the "JOINT DESIGNEES"). At each meeting of the stockholders of the Company held for the purpose of electing directors, the Stockholders (other than the Hawley Trusts) shall take such action as shall be necessary to cause the GECC Designee, the Permal Designee, Hawley and the Joint Designees (or any successor to any such person designated in accordance with paragraph (b) of this Section) to be elected as directors (including, in the case of GECC and Permal Group, causing their respective designees on the Board to nominate, and recommend to the stockholders of the Company the election of, the GECC Designee, the Permal Designee, Hawley and the Joint Designees to the Board and opposing, and causing their respective designees on the Board to oppose, any proposal to remove GECC Designee, Permal Designee, Hawley or any Joint Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda), and shall take no action which would diminish the prospects of the GECC Designee, the Permal Designee, Hawley or any Joint Designee being elected to the Board or increase the prospects of any GECC Designee, Permal Designee, Hawley or any Joint Designee being removed from the Board. The Company shall take all necessary action to reduce the size of the Board to the extent required by the first sentence of this paragraph and shall cause the current members of the Board to resign from office as necessary to implement the provisions of the first sentence of this paragraph.

     (b) VACANCIES. Each of the GECC Designee and Permal Designee shall hold office until his death, resignation or removal or until his successor shall have been duly elected and qualified. If any GECC Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by GECC. If any Permal Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by Permal Group. If Hawley shall cease to serve as a director of the Company, GECC and Permal Group shall cause their respective designees on the Board and the Joint Designees to take all necessary action to elect a successor to Hawley to fill the vacancy resulting thereby. In the event that at any time there exist vacancies on the Board such that there is either no GECC Designee or no Permal Designee, no action may be taken by the Board until such vacancy is filled. GECC and Permal Group agree to use their best efforts to designate successors to fill any such vacancies as promptly as practicable.

     (c) REMOVAL. No GECC Designee may be removed from office except by GECC and no Permal Designee may be removed from office except by Permal Group. GECC shall have the right to remove any GECC Designee, and Permal Group shall have the right to remove any Permal Designee, with or without cause, at any time.

     (d) QUORUM REQUIREMENTS. Subject to Section 2.2, the quorum which shall be required for action to be taken by the Board (other than an adjournment of any meeting of the Board) shall be the GECC Designee, the Permal Designee and Hawley. Directors participating by telephone conference in any meeting of the Board shall be considered in determining whether a quorum of directors is present.

     (e) COMMITTEES. The Company shall cause the GECC Designee and the Permal Designee to be appointed to each of the committees of the Board as may be requested at any time or from time to time by GECC or Permal Group, as the case may be.

     (f) CHAIRMAN OF THE BOARD. Hawley shall serve as Chairman of the Board for as long as he is Chief Executive Officer. GECC and Permal Group presently intend to continue to nominate Hawley to serve as a director and Chairman of the Board after Hawley retires as Chief Executive Officer, provided that Hawley shall not be obligated to accept such nomination.

     (g) BOARD AND COMMITTEE MEETINGS. The Company shall hold regular meetings of its Board on at least a quarterly basis. The Company agrees, and shall cause its By-laws to be amended to the extent necessary to provide, that the GECC Designee shall have the right, upon reasonable notice, to call meetings of the Board and of each committee of the Board on which he or she is a member.

     (h) DURATION. The right of each of GECC and Permal Group to designate directors pursuant to this Section shall continue only for so long as GECC and its Affiliates or Permal Group, as the case may be, beneficially owns at least 2,000,000 shares of Common Stock.

     2.2 CERTAIN ACTIONS REQUIRING CONSENT OF GECC DESIGNEE. Notwithstanding any other provision of this Agreement, for so long as GECC is entitled to designate a GECC Designee to serve on the Board, without the approval, at a meeting of the Board or a committee thereof duly called and held, of the GECC Designee, the Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions (except to the extent any such action is specifically authorized under this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement or an annual business plan previously approved by the GECC Designee in accordance with this Section):

     (a)  merge  with  or  into  or  consolidate  with  any  other  Person;

     (b) voluntarily liquidate, dissolve or wind up or file any voluntary petition in bankruptcy or for receivership or make any assignment for the benefit of creditors;

     (c) in any transaction or series of transactions, acquire (including pursuant to a merger or consolidation) all or any substantial portion of the business or assets of any Person;

     (d) enter or commit to enter into any joint venture or partnership or establish any non-wholly-owned subsidiaries or otherwise make any debt or equity investment in any Person (other than extensions of credit in the ordinary course of business);

     (e) expand into new lines of business (it being understood that "new lines of business" do not include the conduct in additional states in the United States of the business conducted by the Company and its Subsidiaries as of the date of this Agreement);

     (f)  assign to any  other  Person  any  rights of the  Company  under  this
Agreement,   the  Registration  Rights  Agreement  or  the  Securities  Purchase
Agreement;

     (g) in any transaction or series of transactions, sell, lease or exchange any assets of the Company and/or any Subsidiary, except for sales of inventory in the ordinary course of business and subleasing of vacant retail space on arm's-length terms;

     (h) adopt or change any material accounting policy of the Company or any of its Subsidiaries, except as required by generally accepted accounting principles;

     (i) create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under the Loan and Security Agreement dated as of January 20, 1995 between the Company and Congress Financial Corporation (Western), as amended to the date of this Agreement, including premium (if any), and interest thereon, and other Indebtedness not to exceed in the aggregate $100,000 at any time outstanding;

     (j) mortgage, encumber, create, incur or suffer to exist, liens on its assets (other than liens on assets under Indebtedness outstanding as of the date hereof and materialmen's, mechanics' and other similar liens arising for work performed in the ordinary course of business which are not overdue for more than 30 days);

     (k) pay, declare or set aside any sums for the payment of, any dividends, or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities or Indebtedness (except for Indebtedness (other than indebtedness to any Related Party, excluding indebtedness for expenses incurred in the ordinary course of business on behalf of the Company and its Subsidiaries) to the extent it becomes due in accordance with its terms);

     (l) make or commit to make (with respect to the Company and all of its Subsidiaries taken together) during any calendar year any capital expenditure or capital expenditures in an amount in excess of $50,000;

     (m) issue or sell any shares of capital stock or rights, options, warrants or other securities exercisable for, exchangeable for or convertible into shares of capital stock of the Company or any of the Company's Subsidiaries, other than upon the exercise of options or warrants outstanding on the date of this Agreement or previously approved in accordance with this Section, or grant, amend or terminate any stock appreciation right or other stock-based award;

     (n) enter into, adopt, amend or terminate any employment or consulting agreement, or hire or retain any person who will report directly to the Chief Executive Officer or to whom the Company shall pay total compensation (including, without limitation, compensation in the form of benefits) in excess of $110,000 per year, or enter into, adopt, amend or terminate any employee benefit plan, policy or arrangement, except as required by law or generally accepted accounting principles;

     (o) amend its Certificate or By-laws, including, without limitation, any change in the number of directors comprising its Board of Directors, or adopt, amend, redeem or terminate any shareholder rights plan or similar plan or arrangement;

     (p) amend, modify or waive an provision of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement or the agreements ancillary thereto, or become a party to any agreement which by its terms restricts the Company's or any of its Subsidiaries', or any Stockholder's, performance of the terms of any of such agreements;

     (q) change its independent certified accountants or actuaries;

     (r) register any securities under the Securities Act or grant any registration rights therefor;

     (s) enter into, amend or terminate, or waive any material rights of the Company and its Subsidiaries under, any contract, arrangement or transaction involving consideration in excess of $50,000 or which is otherwise material to the Company or any of its Subsidiaries;

     (t) enter into, amend or terminate any contract, arrangement or transaction with a Related Party, other than the payment of salary and benefits pursuant to employment arrangements entered into in the ordinary course of business in compliance with this Agreement;

     (u) enter into, adopt, amend (whether by agreement or by conduct of the business), except as required by law or generally accepted accounting principles, or terminate any annual business plan;

     (v) take any action require by law to be approved by the Board; or

     (w) agree or otherwise commit to take any of the actions set forth in the foregoing subparagraphs (a) through (v).

2.3.  MANAGEMENT.

     (a) CHIEF EXECUTIVE OFFICER. Subject to the provisions of this Agreement and the Employment Agreement, Hawley shall be the Chief Executive Officer of the Company. In the event of the death, resignation, removal or other termination of Hawley's services as Chief Executive Officer, any successor Chief Executive Officer (and any successor(s) thereto) shall be selected by GECC.

     (b) APPOINTMENT OF MANAGEMENT. Subject to Section 2.2 hereof, all members of management of the Company (other than the Chief Executive Officer) shall be designated by, their compensation shall be determined by, and they may be removed, promoted or demoted by, the Chief Executive Officer of the Company; PROVIDED, however, that the designation of, setting of compensation for, or removal, promotion or demotion of, any person who will report directly to the Chief Executive Officer or earn total compensation (including benefits) from the Company and its Subsidiaries of $110,000 or more per year shall be subject to the prior approval of the Board.

2.4. DIRECTORS'  INDEMNIFICATION.

     (a) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering the GECC Designee, the Permal Designee, Hawley and the Joint Designees (and their respective successors) in an amount of at least $15,000,000 or such other amount the Board shall specify (as such amount shall be increased from time to time at the request of GECC).

     (b) The Certificate, By-laws and other organizational documents of the Company and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board and the members of the boards of directors or other similar managing bodies of each of the Company's Subsidiaries and such other persons, if any, who, pursuant to a provision of such Certificates, By-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board or the boards of directors or other similar managing bodies of each of the Company's Subsidiaries. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board or any member of the boards of directors or other similar managing bodies of any of the Company's Subsidiaries, until at least six years following the termination of this Agreement.

     (c) Each of the GECC Designee, the Permal Designee, Hawley and the Joint Designees is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 2.4, and the obligations of the Company pursuant to this Section 2.4 shall be enforceable by the GECC Designee, the Permal Designee, Hawley and the Joint Designees.

2.5. EXPENSES. The Company shall pay the reasonable out-of-pocket expenses incurred by each of the GECC designee, the permal designee and the joint designees in connection with performing his or her duties, including without limitation the reasonable out-of-pocket expenses incurred by such person attending meetings of the board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any subsidiary of the Company.

2.6. COOPERATION. Each stockholder (other than the Hawley Trusts) shall vote all of its voting shares and shall take all other necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the board, as applicable), and the company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings and voting to remove members of the board, as applicable), to effectuate the provisions of Section 2.1.

2.7. VOTING. Each stockholder which is included in the permal group agrees that, at each meeting of stockholders and in each action by written consent in lieu of a meeting, such stockholder shall vote (or act by consent with respect to) all voting shares over which such stockholder has voting authority in the same manner that the voting shares held by GECC are voted with respect to each matter subject to the vote or consent of stockholders of the Company. GECC shall provide each such stockholder with reasonable advance notice in order for such stockholder to comply with its obligations under this Section 2.7. Upon the request of GECC, such stockholder shall execute an irrevocable proxy authorizing designees of GECC to vote all voting shares over which such stockholder has voting authority in the manner prescribed in this section. The provisions of this Section 2.7 shall be amended to the satisfaction of GECC such that, notwithstanding anything in this agreement to the contrary, GECC shall have only such voting rights set forth in this Section 2.7 with respect to voting shares owned by each stockholder in the Permal group only to the extent that such voting rights do not cause GECC and the company to be considered members of a "controlled group of corporations" or "under common control" within the meaning of Sections 414(b) or (c) of the Code, or to be considered under "common control" within the meaning of Section 4001(a)(14) of ERISA.

     SECTION 3. RESTRICTIONS ON TRANSFERS OF STOCK.

     (a) Notwithstanding anything to the contrary contained herein, no Stockholder shall Transfer any Stock, except for Sales and Permitted Transfers. The Company shall not reflect on its books any Sale of Stock, unless (a) the Sale is pursuant to an effective registration statement under the Securities Act and under any applicable state securities or blue sky laws, or (b) the Selling Stockholder shall have furnished the Company with evidence reasonably satisfactory to the Company that no such registration is required because of the availability of an exemption from registration under the Securities Act and under applicable state securities or blue sky laws. A written opinion of counsel of recognized standing to the effect set forth in clause (b) of the preceding sentence shall satisfy the requirements of such clause.

     (b) Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

Section 4. RIGHTS OF FIRST OFFER. In the event that any stockholder intends to sell any stock other than pursuant to a registered public offering and other than sales on NASDAQ or a national securities exchange of shares which, when aggregated with all other sales by such stockholder and any other members of such stockholder group from and after the date of this agreement, would represent not more than 1,000,000 shares of common stock in the aggregate:

     (i) The stockholder intending to transfer such stock (the "PROPOSING SELLER") shall give each other Stockholder (each an "OFFEREE") written notice of its intent to Sell such Stock, specifying the number of securities to be sold and the minimum price and terms and conditions of such sale and offering to Sell to such Offeree, at such minimum price and on such terms and conditions, its pro rata share of such Stock (based on the number of shares of Common Stock beneficially owned by each Offeree on a Fully Diluted basis); PROVIDED that any Offeree may, by written notice to the Proposing Seller, elect to purchase, in addition to its pro rata share of such Stock, all or any portion of the Stock (if any) with respect to which any other Offeree fails to exercise its right of first offer under this Section 4, and such additional Stock shall be pro-rated among such Offerees in the manner described above to the extent such additional Stock is oversubscribed;

     (ii) if any Offeree shall not, within 15 days after receipt of the notice given pursuant to clause (i) above, accept such offer in writing with respect to the Stock specified in such notice, then the Proposing Seller shall be free to sell the Stock specified in the notice to such Offeree (but only those securities covered by the notice of intention to sell which no other Offeree shall have agreed to purchase) at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Proposing Seller than those specified in such notice, at any time within 90 days of the expiration of such 15-day period;

     (iii) if the Proposing Seller shall not have consummated the proposed Transfer within 90 days after the expiration of the 15-day period referred to in clause (ii) above, then the Proposing Seller may not thereafter Transfer such Stock without complying with the provisions of this Section 4; and

     (iv) if any Offeree shall accept such offer within 15 days after the notice given pursuant to clause (i) above, then such Offeree shall purchase the Stock specified in such notice as promptly as is reasonably practicable, but in any event within 45 days after the notice given pursuant to clause (i) above or such later date as the Proposing Seller may designate within the 90-day period referred to in clause (iii) above.

     Section 4A. HAWLEY TRUST STOCK RIGHTS OF FIRST OFFER. If any of the Hawley Trusts intends to sell any stock covered by a shelf registration statement (as defined in the Registration Rights Agreement):

     (i) the Hawley Trust intending to transfer such stock (the "HAWLEY TRUST SELLER") shall give the Company and GECC written notice (the "HAWLEY TRUST SELLER Notice") of its intent to Sell such Stock, specifying the number of securities to be sold and the minimum price and terms and conditions of such sale, and offering to Sell to the Company and GECC, at such minimum price and on such terms and conditions. The Company shall provide a copy of any Hawley Trust Seller Notice to each Stockholder within two days after receipt by it of the Hawley Trust Seller Notice. The Company shall have the right to purchase all or any part of such Stock by giving a written notice to the Hawley Trust Seller and GECC within two days after receipt by it of the Hawley Trust Seller Notice, specifying the number of shares of such Stock to be so purchased by the Company;

     (ii) if the Company elects to purchase none of, or less than all, the Stock that is the subject of the proposed Transfer by the Hawley Trust Seller, then GECC shall have the right to purchase any or all of the available Stock by giving a written notice to the Hawley Trust Seller and the Company within seven days after receipt by it of the Hawley Trust Seller Notice (the "Notice Period"); PROVIDED THAT any other Stockholder (each, an "Electing Stockholder") may, by written notice to GECC prior to the expiration of the Notice Period elect to purchase its pro rata share of the available Stock, and any such Electing Stockholder may elect to purchase, in addition to its pro rata share of the available Stock, all or any portion of the Stock (if any) with respect to which GECC or any other Stockholder fails to exercise its right under this
Section 4A, and such additional Stock shall be pro-rated among such Electing Stockholders in the manner described above to the extent such additional Stock is oversubscribed;

     (iii) GECC shall act as agent for the Electing Stockholders in connection with any exercise by an Electing Stockholder of its rights under this Section and the Hawley Trust Seller shall not be obligated to deal with any Stockholder other than GECC in connection with any purchase and sale under this Section 4A; PROVIDED THAT GECC shall have no liability to the Hawley Trust Seller if GECC fails to purchase any Stock which GECC disclosed in writing to the Hawley Trust Seller at the time of delivery of GECC's election to purchase was being purchased by GECC solely as agent for one or more Electing Stockholders; and GECC shall have no liability to any other Stockholder for any act or omission by GECC under this Section 4A;

     (iv) if the Company and GECC fail to elect to purchase all the Stock specified in the Hawley Trust Seller Notice, then the Hawley Trust Seller shall be free to sell, pursuant to a Shelf Registration Statement, the portion of such Stock as to which no election to purchase has been made by the Company or GECC at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Hawley Trust Seller than those specified in the Hawley Trust Seller Notice, at any time within 90 days of the expiration of the seven-day period referred to in clause (ii) above;

     (v) if the Hawley Trust Seller shall not have consummated the proposed Transfer within 90 days after the expiration of the seven-day period referred to in clause (ii) above, then the Hawley Trust Seller may not thereafter Transfer such Stock without complying with the provisions of this Section 4A;

     (vii) any Electing Stockholder shall provide to GECC all funds required, and shall execute and deliver to GECC all documents reasonably requested by GECC, in connection with the purchase by GECC of any Stock as agent for such Electing Stockholder, and GECC shall deliver certificates representing the Stock acquire by such Electing Stockholder to such Stockholder promptly following the consummation of any purchase under this Section 4A and the satisfaction by such Electing Stockholder of his obligations under this clause (vii).

Section 5. TAG-ALONG RIGHTS.

     (a) If GECC or any member of Permal Group, whether acting alone or in concert with any other Stockholder (collectively, the "SELLING STOCKHOLDERS") pursuant to a common plan, understanding or arrangement, shall enter into an agreement to Selll or otherwise vpropose to Sell to anyi Person or Group (other than pursuant to a registered public offering) (such Person or Group, the "TAG-ALONG TRANSFEREE"), in one transaction or a series of related transactions, any Stock, such that immediately following the consummation of such Sale, the Selling Stockholders would have Sold to such Person or Group in the aggregate Stock representing in excess of 3,000,000 shares of Stock (a "TAG-ALONG SALE") (such number of shares of Stock being referred to herein as the "TAG-ALONG NUMBER"), then each of the other Stockholders (each a "TAG-ALONG OFFEREE") shall have the right to participate in such Tag-Along Sale by selling a number of shares of Common Stock equal to such Stockholder's Proportionate Share, as part of the Tag-Along Sale by the Selling Stockholders, on the same terms as those applicable to the Tag-Along Sale (except that, if the Tag-Along Sale involves Common Stock Equivalents, the economic terms of such Sale shall be appropriately adjusted to reflect that the Tag-Along Offerees are selling Common Stock). "Proportionate Share" means, with respect to each Stockholder, a number of shares of Common Stock which bears the same ratio to the number of shares of Common Stock beneficially owned by such Stockholder on a Fully Diluted basis as the Tag-Along Number bears to the number of shares of Common Stock beneficially owned by the Selling Stockholders on a Fully Diluted basis.

     (b) The Selling Stockholders shall provide to each Tag-Along Offeree written notice of any Tag-Along Sale (the "TAG-ALONG NOTICE"), not more than 45 and not less than 15 days prior to the Tag-Along Sale, setting forth the terms of the Tag-Along Sale and specifically identifying the Tag-Along Transferee of the Stock, and shall give each Tag-Along Offeree at least 10 days after delivery of the Tag-Along Notice within which to exercise its rights contained in this
Section 5, by written notice thereof to the Selling Stockholder.

Section 6. CONFLICTING AGREEMENTS. Each Stockholder represents and warrants that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement, and no holder of Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement.

SECTION 7. LEGEND. (a) Each stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of stock issued prior to the date hereof) to cause each certificate representing outstanding shares of stock (other than shares which have been registered under the Securities Act, to which the first paragraph of such legends shall not apply) to bear legends substantially in the form as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

     "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

     "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT BETWEEN KRAUSE'S FURNITURE, INC. AND GENERAL ELECTRIC CAPITAL CORPORATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. AND THE STOCKHOLDERS PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION."

     Transferred pursuant to rule 144 under the securities act or (iii) when such shares are transferred in any other transaction if the seller delivers to the company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding this agreement be placed upon certificates evidencing shares of stock shall cease and terminate upon the sale of such shares, other than pursuant to a permitted transfer. Upon the consummation of any event requiring the removal of a legend hereunder, the company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

     (a) Each party hereto represents and warrants to the other parties hereto as follows:

     (i) it has full power and authority to execute, deliver and perform its obligations under this agreement this agreement.

     (ii this agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

     (iii) the execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

     (iv) no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

     (v) it is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

     (b) each stockholder severally represents and warrants to GECC with respect only to itself and not any other stockholder as follows:

     (i) Schedule 8(b) hereto sets forth a list of all securities of the company (including, without limitation, shares of capital stock, convertible securities, debentures, etc.) held of record or beneficially owned by it immediately after the date hereof.

     (ii) except as set forth on Schedule 8(b) hereto and other than this agreement and the registration rights agreement, it is not a party to any contract or agreement, written or oral, with respect to the voting or transfer of securities of the Company (including, without limitation, any Voting Agreement, Voting Trust, Stockholder's Agreement, Registration Rights Agreement, etc.).

SECTION 9. DURATION OF AGREEMENT. Subject to the last sentence of this Section, the rights and obligations of a stockholder under this agreement shall terminate at such time as such stockholder no longer is the beneficial owner of any shares of stock. This agreement shall terminate at such time as GECC no longer is the beneficial owner of 2,000,000 or more of the outstanding shares of common stock, or at such earlier time as may be agreed by GECC and Permal group. this agreement (other than Section 4A), shall terminate as to any member of the Hawley Group on the later of (i) six months after Hawley ceases to be a Director of the Company and (ii) August 31, 1999.

SECTION 10. FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the Company, Stockholders holding at least a majority of the Common Stock, and, so long as it holds any shares of stock, by GECC. The failure of any party to enforce any of the provisions of this agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 13. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document and the other documents dated the date hereof executed in connection herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this agreement shall bind and inure to the benefit of and be enforceable by the company and its successors and assigns and each stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold stock. except pursuant to a permitted transfer (in which case the transferee shall be entitled to exercise all rights, and shall be bound by all obligations, of a stockholder under this agreement), no stockholder shall have the right to assign its rights and obligations under this agreement.

SECTION 15. COUNTERPARTS. This agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

SECTION 16. REMEDIES. Each stockholder shall be entitled to enforce its rights under this agreement specifically to recover damages by reason of any breach of any provision of this agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this agreement.

SECTION 17. NOTICES AND OTHER COMMUNICATIONS. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by telecopy or sent by prepaid overnight courier service, to the company and to each stockholder as set forth below and to any subsequent holder of stock subject to this agreement at such address as indicated by the company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

THE COMPANY:

Krause's Furniture, Inc.
200 North Berry Street
Brea, CA  92621-3903
Attention:  Philip M. Hawley

with a copy to:

Krause's Furniture, Inc.
200 North Berry Street
Brea, CA 92621-3903
Attention:  Judith Lasker

with copies to:

Warren de Wied, Esq.
Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
and
David Kaufman, Esq.
Stroock Stroock & Lavan
7 Hanover Square
New York, New York 10004

STOCKHOLDERS:

 To each Stockholder at the address for such Stockholder set forth on Schedule 17 attached hereto.

SECTION 18. GOVERNING LAW; CONSENT TO JURISDICTION. This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("litigation") arising out of or relating to this agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this agreement or the transactions contemplated hereby.

SECTION 19. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

SECTION 20. CONSTRUCTION. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

IN WITNESS WHEREOF, the parties hereto have executed this stockholders agreement on the day and year first above written.

Krause's Furniture, Inc.


BY:
Name:
Title:


GENERAL ELECTRIC CAPITAL CORPORATION


By:
Name:                                        Jeffrey H. Coats
Title:                                       Managing Director/
                                             Department Operations
                                             Manager

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.



By:

                                     SCHEDULE A

                              HAWLEY GROUP CONSISTS OF:

Allison Booth Hawley Trust I
Caitlin Hale Hawley Trust I
Maureen Erin Hawley Trust I
Shannon Follen Hawley Trust I
Hawley Family Trust
Dr. Philip M. Hawley, Jr.
Philip M. Hawley

                                   SCHEDULE B

                          OTHER INVESTORS CONSISTS OF:

                                                        SHARES OF COMMON STOCK
                                                                PURCHASED
Other Investors

ATCO Holdings, Ltd.                                              400,000
Isaac Robert Souede                                              250,000
Jean R. Perrette                                                 250,000
United Gulf Bank (B.S.C.)E.C.                                    225,000
ATCO Development, Inc.                                           100,000
Thomas M. DeLitto                                                 25,000
Helopolis Inc.                                                   100,000
Peter L. Rhulen                                                  100,000
T. Michael Wallace                                               100,000
Carlton Securities N.V.                                          100,000
G Investment Partners                                             60,000
Sidney Kimmel                                                     50,000
Zaxis Partners, L.P.                                              40,000
Hurly & Co.                                                       35,000
Sanford J. Colen                                                  20,000
Pollat, Evans & Co. Inc.                                          15,000
C. Redington Barrett, III                                          5,000
Quadra Appreciation Fund, Inc.                                     5,000
Peter w. Branagh & Ramona Y. Branagh
     TTEES for the Branagh Revocable Trust                         5,000
Permal Noscal, Ltd.                                              405,000
Fairmont Services Ltd.                                           400,000
Emmanuel Bagdjian                                                210,000
Gary Gladstein                                                   100,000
                                                                 -------
     TOTAL                                                     3,000,000

                                    SCHEDULE C

                            PERMAL GROUP CONSISTS OF:

Permal Capital Management, Inc.
Permal Services, Inc.
Permal Capital Partners, L.P.
Permal Asset Management
Permal Special Opportunities, Ltd.
Edson Investments, Inc.
Jean R. Perrette
Isaac Robert Souede
Thomas M. DeLitto
Thomas M. & Donna S. DeLitto
United Gulf Bank (B.S.C.) E.C.
Kuwait Investment Projects
ATCO Holdings Ltd.
ATCO Development, Inc.

Exhibit 17 to Schedule 13D

                          REGISTRATION RIGHTS AGREEMENT
                                     between
                            KRAUSE'S FURNITURE, INC.
                                       and
              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HEREOF

                           Dated as of August 26, 1996

     REGISTRATION RIGHTS AGREEMENT, dated as of August 26, 1996, between KRAUSE'S FURNITURE, INC, a Delaware corporation (the "Company"), and each of the stockholders of the Company listed on the signature pages hereof (the "Investors").

     l. BACKGROUND. Pursuant to a Securities Purchase Agreement between the Company and General Electric Capital Corporation ("GECC") dated the date hereof (the "SECURITIES PURCHASE AGREEMENT"), GECC is purchasing from the Company 5,000,000 shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), for an aggregate purchase price of $5,000,000, the Company's 10% Subordinated Pay-in-Kind Notes due August 31, 2001, as described in the Securities Purchase Agreement (the "NOTES"), in the initial principal amount of $5,000,000, and, in connection with the Notes, a warrant (the "WARRANT") to purchase 1,400,000 shares of Common Stock. Concurrently with such purchase by GECC, (i) the Hawley Group (as defined herein) is purchasing 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000, (ii) certain other investors are purchasing 3,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000 and (iii) Edson Investments Inc. and certain other holders of indebtedness of the Company are exchanging such indebtedness for shares of Common Stock, as more fully described in the Securities Purchase Agreement.

    2.  REGISTRATION UNDER SECURITIES ACT, ETC.

        2.1.     REGISTRATION ON REQUEST.

     (a) REQUEST. Subject to Section 2.8 hereof, at any time and from time to time upon the written request of holders of Registrable Securities (the "Initiating Holders") representing not less than the Required Number of Shares that the Company effect the registration under the Securities Act (other than a Shelf Registration Statement) of all or part of such Initiating Holders' Registrable Securities (provided that in no event shall the Company be obligated to register less than the Required Number of Shares pursuant to such request), the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

     (i) the Registrable Securities (representing not less than the Required Number of Shares) which the Company has been so requested to register by such Initiating Holders, and

     (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within 20 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

     (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (b) the Selling Holders of not less than a majority of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

     (c) REGISTRATION STATEMENT FORM. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company.

     (d) EXPENSES. The Company will pay the Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

     (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

     (f) SELECTION OF UNDERWRITERS. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the mutual agreement of the Company and the Selling Holders of a majority of the Registrable Securities so to be registered.

     (g) PRIORITY IN REQUESTED REGISTRATION. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities of such Selling Holders requested so to be registered. In connection with any such registration to which this Section 2.1(g) is applicable, no securities other than Registrable Securities shall be covered by such registration.

     (h) LIMITATIONS ON REGISTRATION ON REQUEST. Notwithstanding anything in this Section 2.1 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 2.1, without regard to the holder of Registrable Securities making such request, more than two registrations during any twelve month period.

     2.2.  INCIDENTAL REGISTRATION.

     (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company proposes at any time to register any of its securities under the Securities Act (other than a Shelf Registration Statement) by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, reorganization, or consolidation), whether or not for sale for its own account, it will, subject to
Section 2.8 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 20 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section 2.8 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

     (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter of any underwritten offering shall inform the Company (or, in the case of a secondary offering, the selling stockholders initiating such offering) of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is (or the selling stockholders initiating such offering are) so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company (or, in the case of a secondary offering, the selling stockholders initiating such offering) to be sold for its (or their) own account, and second, such Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among all such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included.

     (c) SELECTION OF MANAGING UNDERWRITER. The managing underwriter of any underwritten offering pursuant to this Section 2.2 shall be selected by the Company at its sole discretion.

     2.3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, 2.2 or 2.9, the Company will as expeditiously as possible:

     (i) in the case of a registration pursuant to Section 2.1 or 2.2, prepare and (as soon as practicable, and in any event within 75 days in the case of Forms S-1 or S-2 and 30 days in the case of a registration requested on Form S-3 after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, PROVIDED, THAT in the case of a registration pursuant to Section 2.1 or 2.2, such period need not exceed 90 days;

     (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

     (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

     (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (vi) in the case of a registration pursuant to Section 2.1 or 2.2, furnish to each seller of Registrable Securities a signed counterpart of

     (x) an opinion of counsel for the Company, and

     (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the sellers of a majority of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

     (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

     (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

     (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange or national quotations system on which Registrable Securities of the same class covered by such registration statement are then listed.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company in writing as promptly as reasonably practicable such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4.   UNDERWRITTEN OFFERINGS.

     (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Such holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

     (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.8 hereof, if requested by any Requesting Holder of Registrable Securities arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by law. Notwithstanding the foregoing provisions of this Section 2.4(b), the Company need not include any Registrable Securities of any such Requesting Holder in an underwritten offering of the Company's securities if the inclusion of such Requesting Holder's securities, in the opinion of the managing underwriter for such offering by the Company, might adversely affect such offering by the Company.

     (c) HOLDBACK AGREEMENTS. (i) In the case of any underwritten public offering by the Company of shares of Common Stock, each holder of Registrable Securities agrees not to effect any disposition (other than a disposition of Registrable Securities under such underwritten public offering or a bona fide pledge or a disposition to an Affiliate of such holder who agrees to be bound by the provisions of this paragraph) (a "Disposition") of any Registrable Securities, and not to effect any such Disposition of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 15 days prior to, and during the 90-day period (or such longer period as may be reasonably requested by the underwriter of such offering) beginning on, the effective date of such registration statement (except as apart of such registration), provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date.

     (ii) If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 90 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any Disposition of any such securities during the period referred to in the foregoing clause (i) (except as part of such registration, if permitted).

     2.5. PREPARATION: REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION Covenants. The obligation of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the following limitations, conditions and qualifications.

     (a) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 180 days, in the case of a registration pursuant to Section 2.1 or 2.2, and 30 days in the case of a registration pursuant to
Section 2.9) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1, if the Company determines, in its reasonable judgment, that such registration and offering (i) would interfere with any financing, acquisition, merger, consolidation, material joint venture, corporate reorganization or other material transaction involving the Company or any of its Affiliates, or (ii) would require premature disclosure of any of the foregoing transactions (or of the existence of negotiations, discussions or pending proposals with respect thereto) or of any pending or threatened litigation, claim, assessment or governmental investigation which would be material to the Company, and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to
Section 2.1 hereof.

     (b) The Company shall not be obligated to effect the registration of Registrable Securities of any holder pursuant to Section 2.1, 2.2 or 2.9 unless such holder consents to reasonable conditions imposed by the Company, including without limitation:

     (i) conditions prohibiting the sale of shares by such holder until the registration shall have been effective for a specified period of time;

     (ii) conditions requiring such holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

     (iii) conditions prohibiting such holder from effecting sale of shares upon receipt of telegraphic or written notice from the Company (until further notice) given to permit the Company to correct or update a registration statement or prospectus; and

     (iv) conditions requiring that at the end of the period during which the Company is obligated to keep the registration statement effective under Section 2.3(ii) or 2.9(c), such holder shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement that remain unsold, and requiring such holder to notify the Company of the number of Registrable Securities registered that remain unsold promptly upon receipt of notice from the Company.

     (c) Holders of Registrable Securities shall use their reasonable best efforts to effect as wide a distribution of such Registrable Securities as reasonably practicable, and in no event shall any sale of Registrable Securities be made knowingly to (i) any Person (including its Affiliates) or (ii) any Persons or entities which are to the knowledge of such holders (or to the knowledge of any underwriter for such holders) part of any "group" within the meaning of Regulation 13D of the Exchange Act which includes such purchaser or any of its Affiliates that, after giving effect to such sale, would beneficially own securities representing more than 5% of the aggregate voting power of all outstanding voting securities of the Company. The holders of such Registrable Securities shall secure the agreement of their underwriter or underwriters, if any, for such offering to comply with the foregoing.

     2.7.   INDEMNIFICATION.

     (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.9, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and Affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and PROVIDED, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such seller.

     (b) INDEMNIFICATION BY THE SELLERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

     (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In any case in which it shall be judicially determined that a party is not entitled to indemnification or contribution, any payments previously received by such party hereunder shall be promptly reimbursed.

     2.8.  LIMITATIONS ON REGISTRATIONS OF REGISTRABLE SECURITIES.

     (a) The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1 prior to August 31, 1999 unless either (i) GECC shall have consented thereto in writing or (ii) (x) the offering price (net of underwriters' fees, commissions and discounts) pursuant to such registration results in a Total Return on Investment of at least 40% per annum and (y) GECC is given the opportunity to include at least 50% of the Registrable Securities held by it in such registration. GECC shall have the right to require the withdrawal of any previously filed registration statement if it determines that the foregoing conditions will not be met.

     (b) The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1, 2.2 or 2.9 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that all Registrable Securities held by such holder may than be sold in the public market without registration under the Securities Act and any applicable state securities laws.

     2.9 SHELF REGISTRATION STATEMENTS. (a) Within 120 days following the date hereof, the Company shall file with the Commission and shall use its best efforts to cause to be declared effective within 180 days from the date hereof, Shelf Registration Statement No. 1, relating to the offer and sale of 50% of the Registrable Securities owned by the Hawley Trusts from time to time in accordance with the methods of distribution elected by them and set forth in Shelf Registration Statement No. 1.

     (b) Within 215 days following the date Shelf Registration Statement No. 1 is first declared effective by the Commission, the Company shall file with the Commission and shall use its best efforts to cause to be declared effective within 275 days following the effective date of Shelf Registration Statement No. 1, Shelf Registration Statement No. 2, relating to the offer and sale of the remaining 50% of the Registrable Securities owned by the Hawley Trusts from time to time in accordance with the methods of distribution elected by them and set forth in Shelf Registration Statement No. 2.

     (c) The Company will use its best efforts to keep each Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Hawley Trusts for a period of three years from the date such Shelf Registration Statement is first declared effective by the Commission, or for such shorter period that will terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to thereto or cease to be outstanding or otherwise to be Registrable Securities.

     (d) Whenever the Company shall effect a Shelf Registration Statement pursuant to this Section 2.9, no other securities shall be included among the securities covered by such Shelf Registration Statement.

     (e) The Company will pay the Registration Expenses in connection with any Shelf Registration Statement pursuant to this Section 2.9.

     (f) At the discretion of Permal Group, either Shelf Registration Statement may include Stock purchased by the Specified Investors (as defined below); provided that the number of Registrable Securities purchased by the Specified Investors after the date hereof shall not exceed 1,500,000 in the aggregate and no Registrable Securities may be purchased by the Specified Investors after September 30, 1996. For purposes hereof, the "Specified Investors" shall mean all of the Investors except for the Permal Group, GECC and the Hawley Group.

     3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings (capitalized terms used but not defined herein having the meanings set forth in the Stockholders Agreement):

     "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "HAWLEY GROUP" shall mean those Persons listed on Schedule A attached hereto.

     "HAWLEY TRUSTS" shall mean the Hawley Group other than Philip M. Hawley and Philip M. Hawley, Jr.

     "HOLDER" of Common Stock or Registrable Securities means any holder of such stock or of Warrants exercisable for such stock.

     "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

     "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters (including, without limitation, fees and expenses of counsel to the underwriters) customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least a majority of the Registrable Securities covered by such registration); PROVIDED, HOWEVER, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, underwriters' fees and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered.

     "REGISTRABLE SECURITIES" means (i) the shares of Common Stock (or other securities) held by the Investors or issuable or issued upon exercise of any warrants to purchase Common Stock and (ii) any securities of the Company issuable or issued with respect to the Common Stock and/or warrants (or other securities) referred to in clause (i) by way of a merger, consolidation, stock split, stock dividend, recapitalization of the Company or similar transaction. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

     "REQUIRED NUMBER OF SHARES" means shares of Common Stock representing a total of 1,000,000 shares of Common Stock, subject to adjustment as provided in
Section 12.

     "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

     "SHELF REGISTRATION STATEMENT" means either Shelf Registration Statement No. 1 or Shelf Registration Statement No. 2.

     "SHELF REGISTRATION STATEMENT NO. 1" shall mean a "shelf" registration statement of the Company pursuant to Section 2.9, which covers 50% of the Registrable Securities owned by the Hawley Trusts on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SHELF REGISTRATION STATEMENT NO. 2" shall mean, at the Company's election either: (i) a "shelf" registration statement of the Company pursuant to Section 2.9, which covers the remaining 50% of the Registrable Securities owned by the Hawley Trusts on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein; or (ii) an amendment to Shelf Registration Statement No. 1 to cover the remaining 50% of the Registrable Securities owned by the Hawley Trusts.

     "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement dated the date hereof between the Company and the Investors.

     "TOTAL RETURN ON INVESTMENT" shall mean, as of any date, the compound annual return from the Closing Date to such date on the shares of Common Stock purchased by GECC on the Closing Date, based upon the sum of (i) all dividends and distributions (if any) (other than dividends or distributions paid in shares of Common Stock pro rata to all holders of Common Stock) with respect to, and proceeds (if any) of sales of, Common Stock actually paid prior to such date, and (ii) the proceeds which would be received by GECC from the sale of Common Stock at the proposed public offering price on such date. In calculating Total Return on Investment, (x) any dividend or distribution of a publicly traded security shall be valued based upon the average closing price of such security for the 20 consecutive trading days ending on the date of such dividend or distribution and (y) any dividend or distribution of property other than cash or publicly traded securities shall be valued at its fair market value as of the date of such dividend or distribution, as determined by a nationally recognized independent investment banking or valuation firm selected by mutual agreement between the Company and GECC.

     4. RULE 144. The Company shall take all actions reasonably necessary to enable holders of Common Stock to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of at least a majority of the Registrable Securities and GECC so long as GECC beneficially owns at least 2,000,000 shares of Common Stock; PROVIDED; HOWEVER; that, in the case of any amendment to the provisions of
Section 2.9, the written consent of the Hawley Trusts also shall be obtained. Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. NOTICES All communications provided for hereunder shall be sent by courier or other overnight delivery service, shall be effective upon receipt, and shall be addressed as follows:

     (a) if to an Investor, at such address as the Investor shall have furnished to the Company in writing;

     (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

     (c) if to the Company, addressed to it at Krause's Furniture, Inc. 200 North Berry Street Brea, CA 92621-3903

or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

    8.  ASSIGNMENT; CALCULATION OF INTERESTS IN REGISTRABLE SECURITIES.

     (a) This Agreement shall be binding upon and inure the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Investors, any beneficial owner of any Registrable Securities, subject to the provisions respecting the minimum number or proportion of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein; PROVIDED, HOWEVER, that the provisions of Section 2.9 hereof
(i) are personal to the Hawley Trusts, (ii) may not be assigned by the Hawley Trusts, (iii) upon the sale, transfer or other disposition of any particular Registrable Securities owned by the Hawley Trusts, shall cease to apply to such particular Registrable Securities, and (iv) shall not inure to the benefit of and shall not be enforceable by any person or entity other than the Hawley Trusts.

     (b) For purposes of this Agreement, all references to a proportion of the Registrable Securities shall be calculated based upon the number of Registrable Securities participating in a registration hereunder, except that for the purposes of Section 5 Registrable Securities shall be calculated on a Fully Diluted basis.

     9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

     12. RECAPITALIZATIONS. ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement. At the request of the Selling Holders of a majority of Registrable Securities in connection with any registration pursuant to Section 2.1 hereof, the Company will effect such adjustments to the outstanding Common Stock by way of stock split or stock dividend as the Selling Holders may reasonably request to facilitate the registration and sale of the Common Stock.

     13. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                            KRAUSE'S FURNITURE, INC.


                            By:________________________________________
                                Name:
                                Title:


                            GENERAL ELECTRIC CAPITAL CORPORATION



                            By:________________________________________
                                Name:      Jeffrey H. Coats
                                Title:     Managing Director/
                                           Department Operations Manager

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.





By:________________________________________

                                   SCHEDULE A

                            HAWLEY GROUP CONSISTS OF:

Allison Booth Hawley Trust I
Caitlin Hale Hawley Trust I
Maureen Erin Hawley Trust I
Shannon Follen Hawley Trust I
Hawley Family Trust
Dr. Philip M. Hawley, Jr.
Philip M. Hawley

Exhibit 18 to Schedule 13D


                            JOINT REPORTING AGREEMENT
                                       AND
                                POWER OF ATTORNEY



     WHEREAS, the statement or amended statement of Schedule 13D (the "Joint Statement") to which this joint reporting agreement and power of attorney (the "Agreement") is an exhibit is being filed on behalf of two or more persons (collectively, the "Reporting Persons"); and

     WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

     NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

     1. Each of the Reporting Persons is individually eligible to use the Joint Statement.

     2. Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

     3. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

     4. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

     5. The undersigned agrees that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

     6. The undersigned hereby appoints Jean R. Perrette, Isaac R. Souede, and Thomas M. DeLitto, and each of them, as attorney-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder.

     7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Dated:



                                ----------------------------------
                                    (Name of Reporting Person)



                                ----------------------------------
                                          (Signature)



                                ----------------------------------
                                        (Title, if applicable)